                                                                      EXHIBIT 12

[logo] WM
       GROUP OF FUNDS

STRATEGIC ASSET
                              MANAGEMENT PORTFOLIOS

                               [graphic omitted]

                                                    ----------------------------
                                                    THE DIFFERENCE IS EXPERIENCE
                                                    ----------------------------

                                                              SEMI-ANNUAL REPORT
                                             FOR THE PERIOD ENDED APRIL 30, 1999

WM STRATEGIC ASSET

MANAGEMENT PORTFOLIOS

            strategic growth portfolio

            conservative growth portfolio

            balanced portfolio

            flexible income portfolio

            income portfolio

                         [graphic omitted]

message from the president ...................................2

WM Group of Funds market &
  economic overview ..........................................4 individual portfolio reviews .................................7 statements of assets and liabilities ........................18 statements of operations ....................................20 statements of changes in net assets .........................21 statements of changes in net assets -
  capital stock activity ....................................24 financial highlights ........................................26 portfolio of investments ....................................36 notes to financial statements ...............................41

MESSAGE FROM
 the president

                               [graphic omitted]

[Photo of William G. Papesh]

We are pleased to provide you this WM Group of Funds semi-annual report for the period ended April 30, 1999. As I review recent market activity, I am struck by certain similarities between the current investment environment and that of the 1950s and `60 s. As in that period of American economic expansion, U.S. investors today are enjoying an extended period of economic abundance, brought about by structural changes in the global economy, as well as revolutionary technological advances.

Equity investors have benefited from exceptionally strong returns through much of this decade. The S&P 500 rose 28% in 1998, bringing the market's four-year cumulative gain to 190%.(1) Since 1995, the U.S. stock market has created almost $7 trillion in wealth.(2) On the fixed-income side, the early 1990s brought bond investors significant opportunities to benefit from declining interest rates. Internationally, increased opportunities in emerging markets have offered aggressive growth investors new venues in which to invest.

While this decade has been quite rewarding for many investors, there are aspects of the economy and financial markets that warrant some caution. For example, the domestic economy is expanding rapidly due primarily to strong consumer spending, with GDP growing between 4%-6% on an annualized basis. As a result, there is increased fear among investors that higher inflation may lead to higher interest rates. Also, while the Dow Jones Industrial Average continues to post record highs, the stock market's current strength is not broad based. Stocks of small- and medium-sized companies have not kept pace with the mega-cap growth stocks, some of which are trading at more than 100 times earnings. There is also concern that rapid change in the technology sector has created a speculative environment, particularly with regard to some Internet stocks.

DEVELOP A STRATEGY TO WEATHER MARKET CYCLES

While no one can precisely predict the future course of the stock market, the economy and financial markets are often linked in more predictable ways. Economic growth can fuel inflation and higher interest rates, typically resulting in reduced consumer spending and slower corporate earnings growth. On the other hand, when the economy slows, interest rates typically fall, which helps to spur renewed investment. These cycles are an inherent part of investing. Fortunately, there are a variety of strategies that individual investors can employ to lessen the effects of market volatility on their portfolios.

First and foremost, investors can seek to remain diversified by investing in a mix of equity and fixed-income investments. Some investors may be tempted to ignore this strategy when stocks are posting 20%+ returns per year. From April 1993 through April 1999, for example, the WM GROWTH FUND posted an average annual return of 26.52%, not adjusted for the maximum sales charge. For the 12 months ended April 30, 1999, the Fund gained 65.36%.(3) Yet, I would caution investors to remember that these years have been marked by an exceptionally strong stock market. Over an investment horizon of 10 or 20 years, a diversified strategy can provide strong returns with less risk than a pure equity portfolio. Since 1926, the long-term average annual return for stocks, as measured by the S&P 500, has been in the 10%-12% range. From its inception in May 1939 through April 30, 1999, the WM BOND & STOCK FUND has posted an average annual return of 9.06%, not adjusted for the maximum sales charge, with significantly less volatility in year-to-year returns than the S&P 500.(4)

Another strategy investors can use to help reduce risk in their investment portfolios is known as dollar cost averaging (DCA). With this strategy, a set amount is invested on a regular basis, usually monthly or quarterly. The advantage of a DCA program is that it allows you to take advantage of potential temporary price declines. For example, if you invest $100 each month, more shares will be bought when prices are low and fewer shares when prices are high. It is important to note that DCA does not guarantee a profit or protect against a loss, and you must consider your ability to continue purchases in a declining market. However, as a long-term investment strategy, it can help you lower the average cost of the shares you purchase.

YOUR INVESTMENT REPRESENTATIVE IS A VALUABLE RESOURCE

Whether you are investing for retirement, future college tuition costs, or short-term goals, your ability to meet your financial goals will require a well-defined investment strategy. Your Investment Representative can help you in several ways. First, he or she has the tools and resources available to help you clearly define your goals. Many individuals today who are saving for retirement, for example, may be unsure about the amount they actually need to save. Your Investment Representative can help you evaluate how the rising cost of living, coupled with today's longer lifespans, will affect your retirement savings goal. Secondly, your Investment Representative can assist you in determining which types of investment vehicles are best suited for your goals and objectives.

The WM GROUP OF FUNDS offers a diverse family of mutual funds with a variety of investment objectives to help you meet your financial goals. You can choose to combine individual funds, including stock, bond, and tax-exempt fixed-income funds, to create a diversified portfolio. Or, if you seek the advantages of a professionally managed asset allocation portfolio, consider also the WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS. We suggest you consult with your Investment Representative to determine which investments are appropriate for your particular needs.

Thank you for your continued trust in the WM GROUP OF FUNDS. We look forward to continuing to provide you with investment opportunities, today and into the next century.

Sincerely,

/s/ William G. Papesh

    William G. Papesh
    President

(1) Source: Ibbotson Associates
(2) Source: YOUR MONEY, June/July 1999
(3) Performance for A shares through March 31, 1999, adjusted for the maximum sales charge, is as follows: 1-year: 54.24%, 5-year: 26.14%, since inception: 24.70%. Past performance is not a guarantee of future results.
(4) Performance for A shares through March 31, 1999, adjusted for the maximum sales charge, is as follows: 1- year: -5.09%, 5-year: 12.69%, since inception: 8.87%. Past performance is not a guarantee of future results. The S&P 500 is an unmanaged, weighted index of 500 companies frequently used in the equity markets for comparison purposes. Investors cannot invest directly in an index, and there is no guarantee that the WM Bond & Stock Fund will be less volatile than this index in the future.

WM GROUP OF FUNDS
MARKET & ECONOMIC OVERVIEW

STEPHEN C. SCOTT
SENIOR PORTFOLIO MANAGER
WM ADVISORS, INC.

Mr. Scott received his BA and MBA from California State University, Long Beach. He is responsible for providing economic and investment analysis, as well as managing the Strategic Asset Management (SAM) Portfolios. Mr. Scott is also Senior Portfolio Manager of WM Advisors, Inc., the investment advisor to WM Group of Funds, which he joined in March 1998. Prior to that date, Mr. Scott managed the SAM Portfolios under Sierra Investment Services (SISC). Before joining SISC, Mr. Scott was President & Chairman of his own firm, SDS Investment Advisors, after serving nine years as Senior Pension Investment Manager with the Group Pension and Investment Division of The Equitable Life Assurance Society of the United States.

STRONG ECONOMIC GROWTH A POSITIVE FOR INVESTORS

In the wake of the Russian debt default and the bailout of Long-Term Capital Management, U.S. financial markets experienced a period of marked instability in August and September of last year. Markets then largely recovered in the fourth quarter of 1998. Normal price relationships in debt securities have been restored, and with investor confidence high, the Dow Jones Industrial Average broke through the 10,000 point barrier on March 29, 1999.

Following trends of recent periods, the largest companies tended to outperform smaller companies. The S&P 500, after giving up nearly all of its 1998 gains in the late summer correction, ended the year up 28.6%. The S&P Mid-Cap 400 posted a 19.1% gain for 1998, while the Russell 2000 fell 2.5%. This trend continued into 1999, with the S&P 500 gaining 9% through April 30, 1999. In the first four months of 1999, mid- and small-capitalization stocks as a group lost ground in January and February, posted minor gains in March, and rebounded significantly in April. The S&P Mid-Cap 400 advanced 4.3% through April 30, 1999, and the Russell 2000 climbed 3.1%.

STRONG ECONOMY BOLSTERS U.S. MARKETS

The U.S. economy posted surprisingly strong growth in the fourth quarter of 1998 and continued to expand in the first quarter of 1999, which bolstered corporate earnings growth. In 1998, gross domestic product (GDP) grew 3.9%, with increases in consumer spending generating a large amount of the results. Strong fourth quarter growth of 6% raised concerns of potentially higher inflation, but significant wage and price pressures have yet to materialize. This phenomenon is unique as inflation pressures normally follow periods of such strong economic growth.

In the first quarter, GDP growth of 4.1% was attributed to increases in consumer spending and business investment in technology. Consumer spending grew at a 6.7% annual rate in the first quarter, a significant increase over prior quarters. Rising consumer confidence is due in part to falling energy prices and low interest rates, which has led to a boom in mortgage refinancing. Business investment in durable equipment also rose, with spending on information technology up 21% on an annualized basis. Residential construction spending also posted strong gains in the first quarter.

Strong economic growth can often negatively impact the stock market as investors fear rising inflation will trigger higher interest rates and dampen corporate earnings. Yet despite historically low unemployment levels, inflation has remained relatively subdued. As a result, the Federal Reserve left interest rates unchanged at its March 30, 1999 Federal Open Market Committee (FOMC) meeting.

DOW JONES INDUSTRIAL AVERAGE
six months ended 4-30-99

Oct 98   8,592
Nov 98   8,975
         8,919
         9,159
         9,333
Dec 98   9,016
         8,821
         8,903
         9,217
         9,181
Jan 99   9,643
         9,340
         9,120
         9,358
Feb 99   9,304
         9,274
         9,339
         9,306
Mar 99   9,736
         9,876
         9,903
         9,822
        10,006
Apr 99   9,832
        10,173
        10,493
        10,689
        10,789

Source: The Wall Street Journal

Note: The Dow Jones Industrial Average is an unmanaged index of 30 stocks and is sometimes used to measure the averall U.S. stock market performance. Individuals cannot invest directly in an index.

ASSET CLASS PERFORMANCE DISPARITY
six months ended 4-30-99


LARGE-CAP STOCKS              22.30%
MID-CAP STOCKS                18.90%
SMALL-CAP STOCKS              15.20%
MORTGAGE BONDS                 2.40%
T-BILLS                        2.20%
CORPORATE BONDS                1.80%
GOVERNMENT BONDS              -1.00%

Source: Ibbotson Associates. Domestic Stocks are represented by: S&P 500, S&P Mid-Cap 400, and the Russell 2000, respectively. Bonds are represented by Lehman Brothers indices. An investor would typically purchase stocks for long-term growth of capital. However, stocks are often subject to significant price fluctuation, and therefore, an investor may have a gain or loss in principal when the shares are sold. Indices are unmanaged and individuals cannot invest directly in an index. This chart is not intended to represent the performance of any mutual fund.

INTEREST RATES STABILIZE

Following Russia's debt default last August, investors flocked to U.S. debt issues, and as a result, rates on lower-quality debt rose dramatically. With strong demand for U.S. government debt, yields on Treasuries fell while prices increased significantly. Medium- and long-term Treasury bonds outperformed all conventional fixed-income investments in 1998. Thirty-year zero-coupon bonds gained 20.1% in 1998, as measured by Merrill Lynch's fixed-income indices.

As the financial crisis spread to Latin America, the Federal Reserve acted to forestall a "liquidity crunch" and to maintain normal price relationships between short- and long-term debt. By the end of 1998, the Federal Reserve had dropped the target federal funds rate from 5.5% to 4.8%, and cut the discount rate on two occasions to 4.5%.

Overall investor confidence continued to strengthen in the first quarter of 1999. As a result, the Federal Reserve's interest rate policy is once again focused on inflation. Although job growth continues to be strong and the unemployment rate (4.2% in March) remains at the lowest point in three decades, inflation remains under 2%. A combination of modest increases in wages and better-than-expected productivity gains have resulted in flat or lower unit labor costs.

Yields on long-term U.S. Treasury bonds climbed to 5.6% on March 31, from 5.1% at the end of 1998. Since February, long-term interest rates have drifted in the 5.3% to 6.0% range, amid concerns that the Federal Reserve would raise interest rates to forestall inflation.

INTERNATIONAL MARKETS POST MIXED RESULTS

Many international economies have shown signs of recovery, but many analysts do not expect economic growth in emerging economies to reach the levels seen earlier in the decade for some time. The Morgan Stanley Capital International
(MSCI) Europe, Australasia and Far East (EAFE) Index gained over 15% for the six-month period ended April 30, 1999, with stronger performances by several European countries. The introduction of the Euro on January 1 established a new benchmark indicator for the direction of European economic growth and import/export activity. The cooperative framework between the 11 participating countries is being tested as the European Central Bank seeks to satisfy competing agendas. The bank recently cut interest rates 50 basis points to stimulate growth and increase pressure for corporate restructurings and labor market reform.

YIELD ON THE 30-YEAR TREASURY BOND

six months ended 4-30-99
-----------------------------------
Oct 98  5.160
Nov 98  5.390
        5.250
        5.220
        5.160
Dec 98  5.040
        5.030
        5.000
        5.220
        5.100
Jan 99  5.270
        5.110
        5.080
        5.090
Feb 99  5.350
        5.420
        5.390
        5.580
Mar 99  5.600
        5.530
        5.560
        5.660
Apr 99  5.600
        5.460
        5.570
        5.600
        5.660

Source: The Wall Street Journal

Note: Represents yield on the 30-year Treasury bond which is sometimes used to characterize the overall bond market.

Japan continues to be mired in a recession. In yet another attempt to jump-start its economy, the Bank of Japan dropped short-term interest rates to nearly zero percent in March. However, corporate borrowing remains at very low levels.

Despite strong gains in the fourth quarter of 1998, the recession-plagued Asian emerging markets were down an average of 7% for the year. Financial stability in the region is gradually being restored and markets have responded. Efforts to dispose of problem loans intensified with the development of a secondary market for corporate debt led by 15 Singapore and Hong Kong banks. In Latin America, stock markets of both Mexico and Brazil strengthened in the first quarter of 1999 as global uncertainty eased.

Slower economic growth internationally has had a negative effect on U.S. export growth. Exports did rise in the fourth quarter of last year as Asian markets began showing signs of recovery, but the gains were not sustained in the first quarter of 1999. In the near term, the U.S. economy will continue to rely on domestic consumer demand. Advances in corporate productivity will likely be a key factor for driving future growth in the economy and the markets.

TEMPERING THE EFFECTS OF MARKET VOLATILITY

While the stock market has continued to reach new highs this year, no one can predict what direction it is headed next. As an investor, however, one thing you can count on with certainty is market volatility. Investors should not become overconfident that the markets will continue to provide the above-average returns we have witnessed in recent years. Even in a bull market, it is wise to be prepared for market volatility. Since investment risk and reward go hand-in-hand, it is essential that you take steps to protect your assets while striving to meet your long-term goals.

Asset allocation and diversification help to minimize risk. Investing in different asset classes, such as stocks, bonds and cash equivalents, can help you minimize the effect a downturn in one market sector may have on your entire portfolio. While creating a well-diversified portfolio can help smooth out the effects of market swings on your overall portfolio, it is essential that you review your investment mix on a regular basis. Allowing your portfolio to become too heavily weighted in one asset class can reduce diversification and expose you to unnecessary risk.

CONSULT REGULARLY WITH YOUR INVESTMENT REPRESENTATIVE

In order to keep your investment portfolio on track, it is important to stay focused on your investment objective and time frame. To ensure that your portfolio is properly diversified and in line with your goals, we encourage you to meet with your Investment Representative at least once a year. He or she can help you re-evaluate your portfolio and determine which investments are best suited for your particular needs.

The WM GROUP OF FUNDS offers an array of professionally managed investments that may be appropriate for your portfolio. Depending on your financial goals, you can choose among a variety of investment options, including six equity funds, four tax-exempt bond funds, five taxable bond funds, three money market funds and five asset allocation funds.

To find out how the WM GROUP OF FUNDS can help you reach your long-term goals, please contact your Investment Representative for a WM GROUP OF FUNDS prospectus, which contains more complete information, including charges and expenses.


INTERNATIONAL MARKET PERFORMANCE

                 six months ended 4-30-99
-----------------------------------------
WORLD                              19.80%
EAFE                               15.44%
EUROPE                             11.00%
PACIFIC REGION                     27.70%
JAPAN                              30.10%
NORDIC REGION                      22.00%
IFCG EMERGING MARKETS              29.10%

Sources: Morgan Stanley Capital International (MSCI). MSCI indices are maintained and calculated by Morgan Stanley's Capital International group, which tracks more than 45 equity markets throughout the world. The MSCI indices are market capitalization weighted and cover both developed and emerging markets. In addition to the country indices, MSCI also calculates aggregate indices for the world, Europe, North America, Asia and Latin America. Most international mutual funds measure their performance against MSCI indices. Each region above is represented by the corresponding MSCI Index in U.S. Dollars. There are additional risks associated with international investing, including currency fluctuations.

                                                               INDIVIDUAL
                                                               PORTFOLIO REVIEWS

TO OUR ASSET ALLOCATION CLIENTS

Welcome to the Strategic Asset Management Portfolios.

We are pleased to provide you with an overview of our five asset allocation portfolios, each designed to meet your individual investment needs.

This report includes performance reviews and highlights of the investment strategies incorporated during the six-month period ended April 30, 1999.

UNDERSTANDING THE ENCLOSED CHARTS AND PERFORMANCE

In order to help you understand the Strategic Asset Management (SAM) Portfolios' investment performance, we have included the following discussions along with graphs that compare the Portfolios' performance with certain capital market benchmarks. The benchmarks are a blended mix of capital market indices intended to represent a proxy for Portfolio performance. Descriptions of the indices used are as follows:

o The SALOMON BROTHERS U.S. 90-DAY T-BILL INDEX measures performance of United States Treasury bills with maturities of three months.

o The LEHMAN BROTHERS MUTUAL FUND (1-5) GOVERNMENT/ CORPORATE INDEX is represented by all U.S. government agency and Treasury securities and all investment-grade corporate debt securities with maturities of one to five years.

o The LEHMAN BROTHERS MORTGAGE-BACKED SECURITIES INDEX includes 15- and 30-year fixed rate securities backed by mortgage pools of the Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC), and Federal National M ortgage Association (FNMA). Balloons are included in the index; graduated payment mortgages (GPMs), buydowns, manufactured home mortgages, and graduated equity mortgages (GEMs) are not.

o The LEHMAN BROTHERS BAA LONG-TERM CORPORATE BOND INDEX includes all publicly issued, fixed-rate, nonconvertible BAA rated, dollar-denominated, SEC-registered corporate debt with maturities greater than ten years.

o The LEHMAN BROTHERS AGGREGATE INDEX is an all-inclusive bond index which contains government, corporate, mortgage and asset-backed securities.

o The STANDARD & POOR'S 500 COMPOSITE INDEX is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy and all economic sectors.

o The RUSSELL 2000 INDEX measures the performance of the 2,000 smallest companies (approximately 10% of the total market capitalization) of the Russell 3000 Index.

o The RUSSELL 2000 GROWTH INDEX measures the performance of the companies with higher price-to-book ratios and higher forecasted growth values within the Russell 2000 Index.

o The RUSSELL 3000 INDEX is comprised of the 3,000 largest U.S. companies based on total market capitalization, which represents approximately 98% of the investable U.S. equity market.

o The MORGAN STANLEY CAPITAL INTERNATIONAL (MSCI) EUROPE, AUSTRALASIA, AND THE FAR EAST PLUS EMERGING MARKETS FREE INDEX is a market capitalization weighted index composed of companies representative of the market structure of 48 developed and emerging market countries. The index is calculated with gross dividends reinvested and in United States Dollars.

Generally, an index represents the market value of an unmanaged group of securities, regarded by investors as representative of a particular market. An index does not reflect any asset-based charges for investment management or other expenses. Index results on the following pages include changes in value and the reinvestment of dividends. Total return is used to measure a Portfolio's performance and reflects both changes in the value of the Portfolio's shares as well as any income dividend and/or capital gain distributions made by the Portfolio during the period. Past performance is not a guarantee of future results. A mutual fund's share price and investment return will vary with market conditions, and the principal value of an investment when you sell your shares may be more or less than the original cost.

The 30-day Securities and Exchange Commission (SEC) yield is the yield calculated pursuant to a standard formula required by the SEC for performance advertisement purposes, and does not imply any endorsement or recommendation by the SEC.

Yield indicates the investment income per share as a percentage of the ending offering price, whereas total return includes both net investment income and changes in the value of the shares as a percentage of the initial investment.

THE YEAR 2000 PROBLEM

Many computer systems in use today cannot process date-related information in relation to year 2000. This issue originates in the practice of abbreviating years to their last two digits. Computer systems may not be able to decide correctly when a date entered with a year of "00" should be interpreted as 1900 or 2000. At the turn of the new century, computer systems may not function properly because they may not be able to recognize or interpret the year 2000.

Should any of the computer systems employed by the WM Funds' or Portfolios' major service providers fail to process this type of information properly, it could have a negative impact on Fund or Portfolio operations and the services that are provided to shareholders. Similarly, the values of certain of the WM Funds' or Portfolios' assets may be adversely affected by the inability of their issues or third parties to properly process date-related information.

The Advisor, Shareholder Service Agent and Administrator have advised the Funds and Portfolios that they are reviewing all of their computer systems with the goal of modifying or replacing such systems prior to January 1, 2000 to the extent necessary to avoid any such negative impact. The Funds and Portfolios are seeking assurance from each of their key service providers that similar replacements or modifications will be completed to avoid any negative impact from this issue. As of this date, the Funds and Portfolios have received assurances from their key service providers. However, there can be no guarantee that these assurances will ultimately be successful. In the event a key service provider cannot provide such assurance, the Funds and Portfolios may consider retaining an alternative service provider.

In addition, the Advisor has been advised by the Custodian that it is also in the process of reviewing its systems with the same goal. As of the date of this report, the Funds, Portfolios, and Advisors have no reason to believe that these goals will not be achieved.

                                                                STRATEGIC GROWTH
                                                                       PORTFOLIO

GROWTH OF A $10,000 INVESTMENT(5)
(class A shares)

                                     Fund
                                   (Class A
                       Fund        adjusted
                     (Class A         for
                        not         maximum
                     adjusted         5.5%     Capital       Russell
                     for sales       sales      Market        3000
                      charge)       charge)   Benchmark(1)    Index    Inflation
--------------------------------------------------------------------------------
Inception - 5/31/95  $10,000       $ 9,450     $10,000       $10000    $10,000
                      10,375         9,805      10,235        10289     10,000
                      10,908        10,308      10,576        10703     10,040
                      10,992        10,387      10,604        10798     10,080
                      11,291        10,670      11,049        11217     10,113
                      10,951        10,349      11,010        11120     10,147
                      11,346        10,722      11,494        11614     10,167
Dec 95                11,657        11,015      11,707        11803     10,187
                      11,849        11,197      12,110        12146     10,187
                      12,208        11,536      12,226        12324     10,214
                      12,530        11,840      12,343        12448     10,234
                      12,886        12,177      12,525        12684     10,268
                      13,146        12,423      12,848        13009     10,261
Jun                   12,799        12,095      12,901        12967     10,254
                      11,893        11,238      12,327        12288     10,314
                      12,444        11,760      12,588        12660     10,347
                      12,982        12,268      13,295        13349     10,401
                      12,824        12,118      13,660        13593     10,442
                      13,455        12,715      14,696        14551     10,461
Dec 96                13,358        12,623      14,408        14377     10,468
                      13,730        12,975      15,303        15172     10,488
                      13,537        12,792      15,427        15188     10,508
                      12,919        12,209      14,785        14502     10,541
                      13,177        12,452      15,668        15217     10,575
                      14,038        13,266      16,630        16256     10,595
Jun                   14,489        13,692      17,372        16932     10,595
                      15,441        14,592      18,751        18260     10,629
                      14,862        14,044      17,709        17518     10,662
                      15,569        14,713      18,678        18512     10,689
                      14,914        14,094      18,055        17890     10,701
                      14,966        14,143      18,891        18575     10,695
Dec 97                14,981        14,157      19,215        18946     10,708
                      15,159        14,325      19,429        19143     10,728
                      16,325        15,427      20,830        20512     10,748
                      17,094        16,154      21,897        21530     10,769
                      17,326        16,373      22,117        21741     10,788
                      16,819        15,894      21,737        21204     10,808
Jun                   17,367        16,412      22,620        21920     10,821
                      16,955        16,023      22,379        21521     10,834
                      14,266        13,482      19,143        18224     10,847
                      15,158        14,324      20,370        19467     10,860
                      16,008        15,128      22,027        20945     10,886
                      16,942        16,010      23,362        22226     10,886
Dec 98                18,370        17,359      24,708        23639     10,880
                      19,472        18,401      25,741        24442     10,906
                      18,897        17,858      24,941        23576     10,919
                      20,031        18,930      25,939        24441     10,952
Apr 99                21,043        19,886      26,943        25543     10,975



+ The performance of the Class B Shares was different than that shown above for the Class A Shares, based on the difference in sales loads and fees paid by Class B shareholders.

--------------------------------------------------------------------------------
TOTAL RETURNS AS OF 4/30/99(5)

CLASS A SHARES                               1 Year  5 Year*   Since Inception*
                                                                 (May 31, 1995)

Fund (not adjusted for sales charge)          21.46%   N/A           20.96%
--------------------------------------------------------------------------------
Fund (adjusted for maximum 5.5% sales charge) 14.74%   N/A           19.23%
--------------------------------------------------------------------------------
Capital Market Benchmark(1)                   21.82%   N/A           28.80%

--------------------------------------------------------------------------------
 CLASS B SHARES                               1 Year  5 Year*   Since Inception*
                                                                  (May 31, 1995)
Fund (not adjusted for contingent
   deferred sales charge)                     20.55%   N/A           20.12%
--------------------------------------------------------------------------------
Fund (adjusted for maximum contingent
   deferred sales charge)                     15.55%   N/A           19.52%
--------------------------------------------------------------------------------
Capital Market Benchmark(1)                   21.82%   N/A           28.80%
--------------------------------------------------------------------------------

(1) The Strategic Growth Portfolio's benchmark is a capital market index that is intended to represent a proxy for Portfolio performance. The benchmark allocation is as follows: 100% S&P 500 Index. Past investment performance does not guarantee future performance. The returns shown for the Portfolio assume reinvestment of all dividends/distributions by the shareholder.

(2) The Russell 3000 Index is a broad-based index and is intended to represent the majority of the U.S equity market.

(3) Inflation is measured by the Consumer Price Index for all urban consumers.

(4) Annual rate of inflation: 2.14%. Source: Ibbotson Associates.

(5) All performance shown prior to the November 1, 1996 asset conversion date (the date on which the majority of existing SAM clients voluntarily exchanged into the new SAM Portfolios) for the Sierra Asset Management Portfolios represents the performance of the Sierra Asset Management Account ("SAM Account"), a discretionary asset allocation service that invested in the Sierra Trust Funds. The SAM Account was not registered as an investment company under the Investment Company Act of 1940 ("Act") and therefore, was not subject to certain restrictions that the Act imposes. If the SAM Account had been registered under the Act, its performance may have differed significantly.

The Portfolio's performance would have been lower had the Advisor not waived a portion of its fees or reimbursed certain other expenses and the Fund's custodian had not allowed its fees to be reduced by credits.

  * Annualized

PERFORMANCE REVIEW
The SAM Strategic Growth Portfolio (A Shares) returned 31.45% (24.21% adjusted for the maximum sales charge+) for the six-month period ended April 30, 1999, significantly outperforming its benchmark index(1) which returned 22.32% for the same period. The Portfolio continues to be managed in an effort to reduce volatility relative to single asset class equity investments. Long-term results are favorable and provide a premium over inflation; since inception, the Portfolio has returned 18.82%* above the rate of inflation(4) (17.09%* adjusted for the maximum sales charge+).

ECONOMIC/MARKET REVIEW

The U.S. economy grew at a very strong rate over the past six months, advancing 6% in the fourth quarter of 1998 and 4.1% in the first quarter of 1999. These results surprised most market participants, as the effects of a negative trade balance did not offset the strength of consumer spending as much as expected. High levels of personal income, large tax refunds, and strong consumer confidence propelled the economy forward. The high growth rates and tight labor markets in the U.S. economy created concern that inflation may begin to accelerate, and the Federal Reserve may need to tighten short-term rates to slow growth. The result of this concern has led to steadily rising interest rates during 1999.

Equity markets rose substantially throughout the period as the Dow Jones Industrial Average broke through the 10,000 point barrier for the first time in history. Stocks in the technology and communication sectors led the way, as investors drove up prices based on the potential for future earnings growth.

Productivity accelerated throughout the period -- if sufficient, this can enable firms to expand their earnings without raising prices, even with higher wage costs. Although the market advance was narrow and favored large-cap growth stocks, lately there has been a resurgence in large-cap value stocks and small- and mid-cap growth stocks. In addition, a broadening of sectors enabled consumer cyclicals, financials, and basic materials to report strong performance. The increase in oil prices helped many international economies as well as the domestic energy sector perform favorably. International markets bounced back during the period, led by strong performance in the Pacific region. In particular, Asian markets reported strong results, as the crisis of the past year seems to be over. Equity markets in developing or emerging countries advanced significantly, as the improving economies of Asia and Latin America helped ease global unrest.

INVESTMENT STRATEGY

The Strategic Growth Portfolio is diversified in five funds, representing six major asset classes. The combination of asset classes increases our ability to manage risk over a long-term investment horizon. Asset classes ranging in risk levels from money market instruments to international equities are intended to shield the Portfolio from drastic swings in any one specific area of the financial markets.

The overall investment strategy for the period was to:

o Increase overall equity positions to approximately 90% of assets; primarily focused in large-cap companies (57%), which continued to lead the market.

o Reduce the cash, bond, and foreign equity positions in favor of large-cap equities given the strength in the sector.

o Increase positions in technology and communication sectors through investment in the WM GROWTH FUND.

REVIEW OF PORTFOLIO ALLOCATIONS

The Portfolio slightly increased its overall equity position during the period, as strong results helped boost overall performance. The WM GROWTH FUND, which is composed primarily of large-cap growth equities, was significantly increased due to the market leadership of domestic growth investments and a favorable outlook for these types of holdings. The WM GROWTH FUND held large positions in firms such as America Online, Time Warner, and Nokia, all of which appreciated substantially during the period. Much of the overall Portfolio return was generated by the WM GROWTH and the WM GROWTH & INCOME FUNDS, which both benefited from their concentration in large-cap issues. The WM GROWTH & INCOME FUND is concentrated in large-cap value stocks, which also performed well during the period as market breadth expanded. Although international equities performed well and held a notable allocation (15%), the position was reduced in order to take advantage of the greater growth potential provided by domestic equities.

OUTLOOK

The outlook for inflation is the decisive factor in determining the direction of the current market environment. Markets are apt to become more volatile as economic reports shed light on future growth and price pressures. While we see price increases in some commodities driven by increasing global demand, we think that deeply ingrained deflationary forces stemming from globalization, new technology, and free-market reforms will continue to hold inflation in check -- if growth remains at current levels or slows somewhat. Although inflation has been trending upward, we forecast this trend to remain moderate. The Federal Reserve has announced a bias towards increasing interest rates and is poised to do so if inflation accelerates from current levels. If employment cost growth remains slow and prices do not advance, the Fed may not intervene, but instead allow the markets to dictate the levels of short-term interest rates. In addition, we think long-term interest rates are near their highs and do not think they will exceed much beyond the 6% level.

We expect the U.S. stock market performance will continue to broaden in the coming months. As market and sector leadership widens, the benefits of a diversified portfolio will be even more evident. We also see strength in the manufacturing sector as economic growth continues. With the rebound in international markets, we expect the trade balance to improve from its lows of recent quarters. Improvement in Japan will be slight as structural problems remain, but the situation will help keep global prices in check.

The Y2K issue is an important area to address. Risk will probably come from investor psychology rather than a fundamental disruption in business practice. There could be less liquidity in fixed-income markets as lenders constrict loan practices, especially overseas. In addition, market fears could incite a sell-off of higher growth stocks. While these possibilities demand attention, our long-term outlook on global equity markets remains strongly positive.

                   PORTFOLIO ALLOCATION AS OF APRIL 30, 1999++

               GROWTH FUND                                  41%
               MONEY MARKET FUND                             2%
               INTERNATIONAL GROWTH FUND                    11%
               SHORT TERM HIGH QUALITY BOND FUND             2%
               GROWTH & INCOME FUND                         44%

Note: as a percentage of investment company securities

               ASSET CLASS DIVERSIFICATION AS OF APRIL 30, 1999++

               LARGE-CAP STOCKS                             57%
               BONDS                                         5%
               FOREIGN STOCKS                               15%
               CASH EQUIVALENTS                              5%
               MID-CAP STOCKS                               16%
               SMALL-CAP STOCKS                              2%

++ may not reflect current allocation

                                                             CONSERVATIVE GROWTH
                                                                       PORTFOLIO

GROWTH OF A $10,000 INVESTMENT(5)
(CLASS A SHARES)

                                     Fund
                                   (Class A
                       Fund        adjusted
                     (Class A         for
                        not         maximum
                     adjusted         5.5%     Capital     Russell
                     for sales       sales      Market       3000
                      charge)       charge)   Benchmark(1) Index(2) Inflation(3)
--------------------------------------------------------------------------------
Inception - 9/30/90 $10,000        $ 9,450     $10,000     $10,000   $10,000
                     10,199          9,639      10,294       9,922    10,016
                     10,427          9,854      10,490      10,604    10,039
                     10,555          9,975      10,691      10,930    10,093
                     10,911         10,311      11,013      11,479    10,132
                     11,482         10,850      11,619      12,340    10,225
                     11,495         10,863      11,654      12,704    10,311
                     11,608         10,970      11,719      12,717    10,373
                     11,872         11,219      11,980      13,243    10,395
Jun                  11,416         10,788      11,604      12,639    10,395
                     11,804         11,155      11,971      13,236    10,458
                     11,991         11,331      12,103      13,590    10,473
                     12,118         11,451      12,215      13,436    10,489
                     12,375         11,695      12,375      13,660    10,505
                     12,105         11,439      12,094      13,137    10,536
Dec 91               12,971         12,258      12,822      14,609    10,567
                     13,125         12,403      12,750      14,510    10,583
                     13,238         12,510      12,749      14,703    10,613
                     12,799         12,095      12,475      14,378    10,660
                     12,848         12,141      12,609      14,668    10,676
                     13,152         12,428      12,830      14,767    10,707
Jun                  12,975         12,261      12,636      14,501    10,715
                     13,090         12,370      12,822      15,100    10,731
                     13,166         12,442      12,883      14,774    10,769
                     13,123         12,401      12,943      14,972    10,824
                     13,068         12,350      12,848      15,120    10,839
                     13,370         12,635      13,079      15,741    10,855
Dec 92               13,550         12,805      13,212      16,023    10,894
                     13,737         12,981      13,305      16,180    10,917
                     14,001         13,231      13,448      16,285    10,947
                     14,408         13,616      13,810      16,692    10,978
                     14,498         13,701      13,947      16,250    11,016
                     14,831         14,015      14,179      16,716    11,032
Jun                  14,835         14,019      14,201      16,825    11,024
                     14,940         14,119      14,296      16,796    11,078
                     15,576         14,719      14,721      17,450    11,117
                     15,620         14,761      14,666      17,448    11,156
                     15,935         15,059      14,905      17,698    11,187
                     15,540         14,685      14,596      17,425    11,202
Dec 93               16,068         15,184      14,936      17,767    11,218
                     16,659         15,742      15,416      18,310    11,218
                     16,309         15,412      15,227      17,867    11,250
                     15,655         14,794      14,787      17,086    11,273
                     15,711         14,847      14,949      17,281    11,319
                     15,555         14,699      15,031      17,471    11,327
Jun                  15,207         14,371      14,914      16,993    11,327
                     15,656         14,795      15,185      17,519    11,358
                     16,083         15,198      15,577      18,283    11,397
                     15,827         14,956      15,360      17,894    11,435
                     16,071         15,187      15,593      18,189    11,451
                     15,521         14,667      15,210      17,525    11,459
Dec 94               15,510         14,657      15,317      17,797    11,498
                     15,447         14,597      15,366      18,186    11,529
                     15,694         14,831      15,653      18,928    11,575
                     15,932         15,056      16,050      19,400    11,607
                     16,236         15,343      16,402      19,906    11,615
                     16,610         15,696      16,711      20,629    11,630
Jun                  17,137         16,194      16,892      21,225    11,630
                     17,913         16,927      17,377      22,078    11,676
                     18,076         17,082      17,321      22,275    11,723
                     18,498         17,481      17,689      23,139    11,762
                     18,045         17,053      17,577      22,940    11,801
                     18,551         17,531      18,020      23,958    11,824
Dec 95               19,023         17,977      18,351      24,349    11,848
                     19,293         18,232      18,657      25,055    11,848
                     19,847         18,755      18,754      25,423    11,879
                     20,268         19,153      18,910      25,678    11,902
                     20,789         19,646      19,207      26,165    11,942
                     21,123         19,961      19,388      26,835    11,933
Jun                  20,730         19,590      19,426      26,749    11,925
                     19,446         18,377      18,907      25,348    11,995
                     20,234         19,121      19,159      26,116    12,034
                     20,942         19,790      19,737      27,536    12,096
                     20,647         19,511      19,905      28,040    12,144
                     21,279         20,108      20,663      30,017    12,167
Dec 96               21,166         20,002      20,504      29,657    12,174
                     21,416         20,238      20,924      31,297    12,197
                     21,103         19,942      21,029      31,332    12,220
                     20,251         19,137      20,656      29,915    12,259
                     20,583         19,451      21,165      31,390    12,299
                     21,871         20,668      22,086      33,534    12,322
Jun                  22,578         21,336      22,772      34,929    12,322
                     23,720         22,415      23,633      37,668    12,361
                     22,826         21,570      22,852      36,138    12,400
                     23,885         22,571      23,689      38,187    12,431
                     22,929         21,668      22,993      36,904    12,446
                     22,909         21,649      23,314      38,318    12,438
Dec 97               22,994         21,729      23,560      39,084    12,453
                     23,258         21,979      23,862      39,490    12,477
                     24,730         23,370      24,910      42,314    12,500
                     25,742         24,326      25,607      44,413    12,524
                     26,071         24,637      25,784      44,848    12,547
                     25,435         24,036      25,488      43,740    12,569
Jun                  26,007         24,577      25,899      45,219    12,584
                     25,503         24,100      25,806      44,396    12,599
                     21,813         20,613      23,582      37,594    12,615
                     22,888         21,629      24,234      40,158    12,630
Oct 98               24,096         22,771      25,527      43,207    12,661
                     25,479         24,078      26,459      45,849    12,661
                     27,327         25,824      27,337      48,763    12,653
                     28,709         27,130      27,826      50,420    12,684
                     27,957         26,420      27,251      48,634    12,699
                     29,629         28,000      28,009      50,418    12,737
Apr 99               31,037         29,330      28,731      52,692    12,764

+ The performance of the Class B Shares was different than that shown above for the Class A Shares, based on the difference in sales loads and fees paid by Class B shareholders.

--------------------------------------------------------------------------------
TOTAL RETURNS AS OF 4/30/99(5)

CLASS A SHARES                          1 Year  5 Year*   Since Inception*
                                                        (September 30, 1990)

Fund (not adjusted for sales charge)    19.03%  14.56%         14.10%
--------------------------------------------------------------------------------
Fund (adjusted for maximum 5.5%
   sales charge)                        12.49%  13.28%         13.36%
--------------------------------------------------------------------------------
Capital Market Benchmark(1)             11.43%  13.96%         13.08%

--------------------------------------------------------------------------------
 CLASS B SHARES                         1 Year  5 Year*    Since Inception*
                                                            (May 31, 1994)
Fund (not adjusted for contingent
   deferred sales charge)               18.19%   N/A           15.07%
--------------------------------------------------------------------------------
Fund (adjusted for maximum contingent
   deferred sales charge)               13.19%   N/A           14.95%
--------------------------------------------------------------------------------
Capital Market Benchmark(1)             11.43%   N/A           14.53%
--------------------------------------------------------------------------------

(1) The Conservative Growth Portfolio's benchmark is a blended mix of capital market indices that are intended to represent a proxy for Portfolio performance. The benchmark allocation is as follows: 35% S&P 500 Index, 20% MSCI EAFE + Emerging Markets Index, 20% Lehman Bros. Mutual Fund (1-5) Gov/Corp Index, 20% Salomon Bros. 90-day T-Bills Index, and 5% Russell 2000 Growth Index. Past investment performance does not guarantee future performance. The returns shown for the Portfolio assume reinvestment of all dividends/distributions by the shareholder.

(2) The Russell 3000 Index is a broad-based index and is intended to represent the majority of the U.S. equity market.

(3) Inflation is measured by the Consumer Price Index for all urban consumers.

(4) Annual rate of inflation: 2.60%. Source: Ibbotson Associates.

(5) All performance shown prior to the November 1, 1996 asset conversion date (the date on which the majority of existing SAM clients voluntarily exchanged into the new SAM Portfolios) for the Sierra Asset Management Portfolios represents the performance of the Sierra Asset Management Account ("SAM Account"), a discretionary asset allocation service that invested in the Sierra Trust Funds. The SAM Account was not registered as an investment company under the Investment Company Act of 1940 ("Act") and therefore, was not subject to certain restrictions that the Act imposes. If the SAM Account had been registered under the Act, its performance may have differed significantly. The Portfolio's performance would have been lower had the Advisor not waived a portion of its fees or reimbursed certain other expenses and the Fund's custodian had not allowed its fees to be reduced by credits.

* Annualized

PERFORMANCE REVIEW

The SAM CONSERVATIVE GROWTH PORTFOLIO (A Shares) returned 28.80% (21.70% adjusted for the maximum sales charge+) for the six-month period ended April 30, 1999. The Portfolio (not adjusted for sales charge) outperformed its benchmark index for all periods. The Portfolio continues to be managed in an effort to reduce volatility relative to single asset class investments. Long-term results are favorable and provide a premium over inflation; since inception, the Portfolio's A shares have returned 11.50%* above the rate of inflation(4) (10.76%* adjusted for the maximum sales charge+).

ECONOMIC/MARKET REVIEW

The U.S. economy grew at a very strong rate over the past six months, advancing 6% in the fourth quarter of 1998 and 4.1% in the first quarter of 1999. These results surprised most market participants, as the effects of a negative trade balance did not hamper overall results as much as expected. High levels of personal income, large tax refunds, and strong consumer confidence propelled the economy forward. The high growth rates and tight labor markets in the U.S. economy created concern that inflation may begin to accelerate, and the Federal Reserve may need to tighten short-term rates to slow growth. The result of this concern has led to steadily rising interest rates during 1999. With prices moving in the opposite direction as interest rates, fixed-income investments generally reported weak results for the period. However, high-yield bonds performed very well relative to other bond classes as economic strength positively influenced lower-grade issues.

Equity markets rose substantially throughout the period, as the Dow Jones Industrial Average broke through the 10,000 point barrier for the first time in history. Stocks in the technology and communication sectors led the way, as investors drove up prices based on the potential for future growth. Productivity accelerated throughout the period -- if sufficient, this can enable firms to expand their earnings without raising prices, even with higher wage costs. Although the market advance was narrow and favored large-cap growth stocks, lately there has been a resurgence in large-cap value stocks and small- and mid-cap growth stocks. Interna-tional markets bounced back during the period, led by strong performance in the Pacific region. In particular, Asian markets reported strong results, as the crisis of the past year seems to be over. Equity markets in developing or emerging countries advanced significantly, as the improving econ omies of Asia and Latin America helped ease global unrest.

INVESTMENT STRATEGY

The CONSERVATIVE GROWTH PORTFOLIO is diversified in five funds, representing six major asset classes. The combination of asset classes increases our ability to manage risk over a long-term investment horizon. Asset classes ranging in risk levels from money market instruments to international equities are intended to shield the Portfolio from drastic swings in any one specific area of the financial markets.

The overall investment strategy for the period was to:

o Increase overall equity positions to approximately 82% of assets; primarily focused in large-cap companies (49%), which continued to lead the market.

o Reduce the cash, small-cap positions, and international equities in favor of large-cap equities given strength in the sector.

o Introduce a small holding in high-yield bonds to take advantage of growth potential and yield characteristics offered by these lower-grade bonds.

REVIEW OF PORTFOLIO ALLOCATIONS

The Portfolio slightly increased its overall equity position during the period as strong results helped boost overall performance. The WM GROWTH FUND, which is composed primarily of large-cap growth equities, was significantly increased due to a favorable long-term outlook for this asset class. The WM GROWTH FUND held large positions in firms such as America Online, Time Warner, and Nokia, all which appreciated substantially during the period. Much of the overall return for the Portfolio was generated by the WM GROWTH and the WM GROWTH & INCOME FUNDS, which benefited from their concentration in strong performing large-cap issues. Although international equities performed well as foreign markets rebounded, our position (18%) was reduced in order to take advantage of the strength in domestic markets. We added a position in the WM HIGH YIELD FUND to take advantage of the relative strength of that asset class as the flight-to-quality ended and prospects for global growth improved -- the position provided strong performance for the period.

OUTLOOK

The outlook for inflation is the decisive factor in determining the direction of the current market environment. Markets are apt to become more volatile as economic reports shed light on future growth and price pressures. While we see price increases in some commodities driven by increasing global demand, we think that deeply ingrained deflationary forces stemming from globalization, new technology, and free market reforms will continue to hold inflation in check if growth remains at current levels or slows somewhat. Although inflation has been trending upward, we forecast this trend to remain moderate. The Federal Reserve has announced a bias towards increasing interest rates and is poised to do so if inflation accelerates from current levels. If employment cost growth remains slow and prices do not advance, the Fed may not intervene, but instead allow the marke ts to dictate the levels of short-term interest rates. In addition, we think long-term interest rates are near their highs and do not think they will exceed much beyond the 6% level.

We expect the U.S. stock market performance will continue to broaden in the coming months. As market and sector leadership widens, the benefits of a diversified portfolio will be even more evident. We also see strength in the manufacturing sector as economic growth continues. With the rebound in international markets, we expect the trade balance to improve from its lows of recent quarters. Improvement in Japan will be slight as structural problems remain, but the situation will help keep global prices in check.

The Y2K issue is an important area to address. Risk will probably come from investor psychology rather than a fundamental disruption in business practice. There could be less liquidity in fixed-income markets as lenders constrict loan practices, especially overseas. In addition, market fears could incite a sell-off of higher growth stocks. While these possibilities demand attention, our longer-term outlook on global equity markets remains strongly positive.

                   PORTFOLIO ALLOCATION AS OF APRIL 30, 1999++

               GROWTH FUND                                       34%
               HIGH YIELD FUND                                    5%
               INTERNATIONAL GROWTH FUND                         14%
               MONEY MARKET FUND                                  8%
               GROWTH & INCOME FUND                              39%

Note: as a percentage of investment company securities

               ASSET CLASS DIVERSIFICATION AS OF APRIL 30, 1999++

              LARGE-CAP STOCKS                                 49%
              CORPORATE BONDS                                   3%
              OTHER BONDS                                       4%
              FOREIGN STOCKS                                   18%
              CASH EQUIVALENTS                                 11%
              MID-CAP STOCKS                                   14%
              SMALL-CAP STOCKS                                  1%

++ may not reflect current allocation

                                                                        BALANCED
                                                                       PORTFOLIO

GROWTH OF A $10,000 INVESTMENT(6)
(CLASS A SHARES)


                                    Fund
                       Fund       (Class A
                     (Class A      Shares;
                    Shares; not   adjusted
                     adjusted      for the       Capital           Russell    Lehman Brothers
                     for sales   maximum 5.5%     Market            3000         Aggregate
                      charge      sales chg     Benchmark(1)       Index(2)     Bond Index(3)    Inflation(4)
-------------------------------------------------------------------------------------------------------------
Inception - 9/30/90  $10,000       $ 9,450        $10,000          $10,000        $10,000         $10,000
                      10,211         9,649         10,286            9,922         10,127          10,016
                      10,335         9,767         10,384           10,604         10,345          10,039
                      10,458         9,883         10,537           10,930         10,506          10,093
                      10,736        10,145         10,734           11,479         10,636          10,132
                      11,160        10,546         11,076           12,340         10,727          10,225
                      11,059        10,451         11,071           12,704         10,801          10,311
                      11,180        10,566         11,156           12,717         10,917          10,373
                      11,349        10,724         11,301           13,243         10,981          10,395
Jun                   11,059        10,451         11,137           12,639         10,975          10,395
                      11,360        10,735         11,378           13,236         11,128          10,458
                      11,527        10,893         11,489           13,590         11,368          10,473
                      11,649        11,008         11,647           13,436         11,599          10,489
                      11,768        11,121         11,783           13,660         11,728          10,505
                      11,604        10,966         11,694           13,137         11,836          10,536
Dec 91                12,279        11,604         12,104           14,609         12,187          10,567
                      12,201        11,530         12,014           14,510         12,021          10,583
                      12,247        11,574         12,021           14,703         12,100          10,613
                      11,962        11,304         11,865           14,378         12,032          10,660
                      12,063        11,399         11,987           14,668         12,118          10,676
                      12,340        11,661         12,200           14,767         12,347          10,707
Jun                   12,236        11,563         12,159           14,501         12,518          10,715
                      12,329        11,651         12,268           15,100         12,773          10,731
                      12,454        11,769         12,405           14,774         12,902          10,769
                      12,398        11,716         12,456           14,972         13,056          10,824
                      12,235        11,562         12,332           15,120         12,882          10,839
                      12,438        11,754         12,416           15,741         12,885          10,855
Dec 92                12,581        11,889         12,529           16,023         13,090          10,894
                      12,741        12,040         12,634           16,180         13,341          10,917
                      12,969        12,255         12,787           16,285         13,574          10,947
                      13,318        12,585         13,025           16,692         13,631          10,978
                      13,502        12,759         13,201           16,250         13,727          11,016
                      13,743        12,987         13,310           16,716         13,745          11,032
Jun                   13,770        13,013         13,357           16,825         13,993          11,024
                      13,887        13,124         13,443           16,796         14,073          11,078
                      14,330        13,542         13,694           17,450         14,319          11,117
                      14,366        13,576         13,660           17,448         14,358          11,156
                      14,601        13,797         13,796           17,698         14,411          11,187
                      14,257        13,473         13,612           17,425         14,289          11,202
Dec 93                14,620        13,816         13,842           17,767         14,366          11,218
                      15,101        14,270         14,153           18,310         14,560          11,218
                      14,790        13,977         14,037           17,867         14,306          11,250
                      14,215        13,433         13,751           17,086         13,953          11,273
                      14,163        13,384         13,818           17,281         13,841          11,319
                      14,019        13,248         13,878           17,471         13,840          11,327
Jun                   13,749        12,993         13,858           16,993         13,810          11,327
                      14,169        13,390         14,064           17,519         14,084          11,358
                      14,462        13,667         14,252           18,283         14,101          11,397
                      14,185        13,405         14,096           17,894         13,894          11,435
                      14,342        13,553         14,221           18,189         13,882          11,451
                      13,940        13,173         14,028           17,525         13,851          11,459
Dec 94                13,945        13,178         14,099           17,797         13,947          11,498
                      13,993        13,224         14,191           18,186         14,223          11,529
                      14,282        13,496         14,406           18,928         14,561          11,575
                      14,462        13,667         14,645           19,400         14,650          11,607
                      14,759        13,947         14,894           19,906         14,855          11,615
                      15,229        14,392         15,167           20,629         15,430          11,630
Jun                   15,476        14,625         15,245           21,225         15,543          11,630
                      15,936        15,059         15,487           22,078         15,509          11,676
                      16,097        15,211         15,489           22,275         15,696          11,723
                      16,382        15,481         15,693           23,139         15,848          11,762
                      16,236        15,343         15,704           22,940         16,054          11,801
                      16,678        15,761         15,957           23,958         16,295          11,824
Dec 95                16,975        16,042         16,191           24,349         16,523          11,848
                      17,181        16,236         16,383           25,055         16,632          11,848
                      17,300        16,348         16,369           25,423         16,343          11,879
                      17,373        16,418         16,432           25,678         16,229          11,902
                      17,633        16,664         16,547           26,165         16,138          11,942
                      17,762        16,785         16,582           26,835         16,105          11,933
Jun                   17,617        16,648         16,707           26,749         16,321          11,925
                      17,029        16,092         16,558           25,348         16,365          11,995
                      17,363        16,408         16,649           26,116         16,338          12,034
                      17,871        16,888         16,970           27,536         16,622          12,096
                      17,941        16,954         17,152           28,040         16,991          12,144
                      18,542        17,522         17,550           30,017         17,281          12,167
Dec 96                18,418        17,405         17,459           29,657         17,121          12,174
                      18,720        17,690         17,630           31,297         17,174          12,197
                      18,645        17,620         17,743           31,332         17,217          12,220
                      18,158        17,160         17,605           29,915         17,026          12,259
                      18,514        17,496         17,901           31,390         17,281          12,299
                      19,292        18,231         18,317           33,534         17,445          12,322
Jun                   19,730        18,645         18,693           34,929         17,653          12,322
                      20,726        19,586         19,127           37,668         18,129          12,361
                      20,065        18,962         18,747           36,138         17,975          12,400
                      20,739        19,599         19,164           38,187         18,241          12,431
                      20,132        19,024         18,924           36,904         18,506          12,446
                      20,158        19,049         19,065           38,318         18,591          12,438
Dec 97                20,297        19,181         19,236           39,084         18,779          12,453
                      20,551        19,420         19,475           39,490         19,019          12,477
                      21,516        20,333         19,910           42,314         19,004          12,500
                      22,203        20,982         20,215           44,413         19,068          12,524
                      22,454        21,219         20,334           44,848         19,168          12,547
                      22,164        20,945         20,301           43,740         19,350          12,569
Jun                   22,552        21,312         20,486           45,219         19,514          12,584
                      22,320        21,092         20,557           44,396         19,555          12,599
                      19,992        18,892         19,816           37,594         19,874          12,615
                      20,643        19,508         20,102           40,158         20,339          12,630
                      21,461        20,281         20,691           43,207         20,231          12,661
                      22,371        21,140         21,082           45,849         20,346          12,661
Dec 98                23,601        22,303         21,432           48,763         20,407          12,653
                      24,463        23,117         21,632           50,420         20,552          12,684
                      23,898        22,583         21,418           48,634         20,193          12,699
                      24,868        23,500         21,793           50,418         20,304          12,737
Apr 99                25,766        24,348         22,133           52,692         20,369          12,764

+ The performance of the Class B Shares was different than that shown above for the Class A Shares, based on the difference in sales loads and fees paid by Class B shareholders.

------------------------------------------------------------------------------------------------------
TOTAL RETURNS AS OF 4/30/99(6)

CLASS A SHARES                                                   1 YEAR    5 YEAR*    SINCE INCEPTION*
                                                                                    (SEPTEMBER 30, 1990)
Fund (not adjusted for sales charge)                             14.73%     12.71%         11.65%
Fund (adjusted for maximum 5.5% sales charge)                     8.37%     11.44%         10.91%
Capital Market Benchmark(1)                                       8.85%      9.88%          9.70%

CLASS B SHARES                                                   1 Year    5 Year*    Since Inception*
                                                                                       (June 30, 1994)
Fund (not adjusted for contingent deferred sales charge)         13.94%     N/A            13.08%
Fund (adjusted for maximum contingent deferred sales charge)      8.94%     N/A            12.96%
Capital Market Benchmark(1)                                       8.85%     N/A            10.17%

(1) The Balanced Portfolio's benchmark is a blended mix of capital market indices that are intended to represent a proxy for Portfolio performance. The benchmark allocation is as follows: 25% Lehman Bros.
    Mutual Fund Short (1-5) Gov/Corp Index, 25% Salomon Bros. 90-day T-Bills Index, 20% Lehman Bros. Mortgage
    Index, 15% S&P 500, and 15% MSCI EAFE +Emerging Markets Free Index. Past investment performance does not guarantee future performance. The returns shown for the Portfolio assume reinvestment of all dividends/distributions by the shareholder.

(2) The Russell 3000 Index is a broad-based index and is intended to represent the majority of the U.S. equity market.
(3) The Lehman Brothers Aggregate Bond Index is a broad-based index intended to represent the fixed-income market as a whole.
(4) Inflation is measured by the Consumer Price Index for all urban consumers.
(5) Annual rate of inflation: 2.60%. Source: Ibbotson Associates.
(6) All performance shown prior to the November 1, 1996 asset conversion date (the date on which the majority of existing SAM clients voluntarily exchanged into the new SAM Portfolios) for the Sierra Asset Management
    Portfolios represents the performance of the Sierra Asset Management Account ("SAM Account"), a
    discretionary asset allocation service that invested in the Sierra Trust Funds. The SAM Account was not registered as an investment company under the Investment Company Act of 1940 ("Act") and therefore, was not subject to certain restrictions that the Act imposes. If the SAM Account had been registered under the
    Act, its performance may have differed significantly. The Portfolio's performance would have been lower had the Advisor not waived a portion of its fees or reimbursed certain other expenses and the Fund's custodian had not allowed its fees to be reduced by credits.
  * Annualized

PERFORMANCE REVIEW

The SAM BALANCED PORTFOLIO (A Shares) returned 20.05% (13.46% adjusted for the maximum sales charge+) for the six-month period ended April 30, 1999. The Portfolio outperformed its benchmark index for all periods(1) (not adjusted for sales charge), while managing to reduce volatility relative to single asset class investments. Long-term results are favorable and provide a premium over inflation; since inception, the Portfolio has returned 9.05%* above the rate of inflation(5) (8.31%* adjusted for the maximum sales charge+).


ECONOMIC/MARKET REVIEW

The U.S. economy grew at a very strong rate over the past six months, advancing 6% in the fourth quarter of 1998 and 4.1% in the first quarter of 1999. These results surprised most market participants, as the effects of a negative trade balance did not offset the strength of consumer spending as much as expected. High levels of personal income, large tax refunds, and strong consumer confidence propelled the economy forward. The high growth rates and tight labor markets in the U.S. economy created con cern that inflation may begin to accelerate, and the Federal Reserve may need to raise short-term rates to slow growth. The result of this concern has been steadily rising interest rates during 1999. With prices moving in the opposite direction as interest rates, fixed-income investments generally reported weak results for the period. However, high-yield bonds performed very well relative to other bond classes, as economic strength positively influenced lower-grade issues.

Equity markets rose substantially throughout the period as the Dow Jones Industrial Average broke through the 10,000 point barrier for the first time in history. Stocks in the technology and communication sectors led the way, as investors drove up prices based on the potential for growth in the future. Productivity accelerated throughout the period -- if sufficient, this can enable firms to expand their earnings without raising prices, even with higher wage costs. Although the market advance was generally narrow and favored large-cap growth stocks, lately there has been a resurgence in large-cap value stocks and small- and mid-cap growth stocks as market breadth has begun to widen. International markets bounced back during the period, led by strong performance in the Pacific region. In particular, Asian markets reported strong results, as the crisis of the past year seems to be over. Equity markets in developing or emerging countries advanced significantly as the improving economies of Asia and Latin America helped ease global unrest.

INVESTMENT STRATEGY

The BALANCED PORTFOLIO is diversified in seven funds, representing nine major asset classes. The combination of asset classes increases our ability to manage risk over a long-term investment horizon. Asset classes ranging in risk levels from short-term money market instruments to international equities are intended to shield the Portfolio from drastic swings in any one specific area of the financial markets.

The overall investment strategy for the period was to:

o Increase overall equity positions to approximately 62% of assets; primarily focused in large-cap companies, which continued to lead the market.

o Reduce the cash position in favor of high-yield bonds and short-term bonds to gain yield without substantially extending interest rate risk.

o Reduce positions in both international and small-cap equities to lower overall Portfolio risk levels.

REVIEW OF PORTFOLIO ALLOCATIONS

The Portfolio slightly increased its equity position during the period as strong results helped boost performance. Much of the overall return was generated by the WM GROWTH and the WM GROWTH & INCOME FUNDS, which benefited from their concentration in strong performing large-cap issues. The WM GROWTH FUND held large positions in firms such as America Online, Time Warner, and Nokia, all of which appreciated significantly during the period. International equities (17% of the Portfolio) also performed well during the period, adding to performance. The position in the WM EMERGING GROWTH FUND was eliminated during the period, as the Portfolio remained focused on large-cap holdings. Fixed-income investments provided positive performance and helped manage overall risk levels. The investment strategy of the bond holdings focused on positions in mortgage securities to gain yield, and in high-yield bonds, as the flight-to-quality ended and lower-rated debt performed very well.

OUTLOOK

The outlook for inflation is the decisive factor in determining the direction of the current market environment. Markets are apt to become more volatile as economic reports shed light on future growth and price pressures. While we see price increases in some commodities driven by increasing global demand, we think that deeply ingrained deflationary forces stemming from globalization, new technology, and free market reforms will continue to hold inflation in check--if growth remains at current levels or slows somewhat. The Federal Reserve has announced a bias towards increasing interest rates and is poised to do so if inflation accelerates from current levels. If employment cost growth remains slow and prices do not advance, the Fed may not intervene, but instead allow the markets to dictate the levels of short-term interest rates. In addition, we think long-term interest rates are near their highs and do not think they will exceed much beyond the 6% level.

We expect the U.S. stock market performance will continue to broaden in the coming months. As market and sector leadership widens, the benefits of a diversified portfolio will be even more evident. We also see strength in the manufacturing sector as economic growth continues. With the rebound in international markets, we expect the trade balance to improve from its lows of recent quarters. Improvement in Japan will be slight as structural problems remain, but the situation will help keep global prices in check.

The Y2K issue is an important area to address. Risk will probably come from investor psychology rather than a fundamental disruption in business practice. There could be less liquidity in fixed-income markets as lenders constrict loan practices, especially overseas. In addition, market fears could incite a sell-off of higher-growth stocks. While these possibilities demand attention, our longer-term outlook on global equity markets remains strongly positive.


                  PORTFOLIO ALLOCATION AS OF APRIL 30, 1999++

                    GROWTH FUND                        24%
                    INTERNATIONAL GROWTH FUND          15%
                    SHORT TERM HIGH QUALITY BOND FUND   9%
                    HIGH YIELD FUND                     5%
                    MONEY MARKET FUND                   7%
                    U.S. GOVERNMENT SECURITIES FUND    13%
                    GROWTH & INCOME FUND               27%

Note: as a percentage of investment company securities

               ASSET CLASS DIVERSIFICATION AS OF APRIL 30, 1999++

                    LARGE-CAP STOCKS                   34%
                    OTHER BONDS                         4%
                    FOREIGN STOCKS                     17%
                    SHORT-TERM BONDS                    8%
                    CASH EQUIVALENTS                   10%
                    TREASURIES                          2%
                    MORTGAGE BACKED                    11%
                    SMALL-CAP STOCKS                    1%
                    MID-CAP STOCKS                     10%
                    CORPORATE BONDS                     3%

++ may not reflect current allocation

                                                                 FLEXIBLE INCOME
                                                                       PORTFOLIO

GROWTH OF A $10,000 INVESTMENT(5)
(CLASS A SHARES)

                                   Fund
                                 (Class A
                      Fund       adjusted
                    (Class A        for                    Lehman
                       not        maximum                 Brothers
                    adjusted        4.5%      Capital     Aggregate
                    for sales      sales       Market        Bond
                     charge)      charge)    Benchmark(1)  Index(2) Inflation(3)
--------------------------------------------------------------------------------

Inception*- 3/31/93 $10,000      $ 9,550       $10,000    $10,000    $10,000
                      9,977        9,528        10,022     10,070     10,035
                     10,121        9,666        10,052     10,083     10,049
                     10,255        9,793        10,117     10,266     10,042
                     10,301        9,838        10,135     10,324     10,091
                     10,539       10,065        10,238     10,505     10,127
                     10,562       10,087        10,255     10,533     10,162
                     10,676       10,195        10,300     10,572     10,190
                     10,544       10,069        10,290     10,482     10,205
Dec 93               10,643       10,164        10,339     10,539     10,219
                     10,863       10,374        10,430     10,681     10,219
                     10,636       10,157        10,363     10,495     10,248
                     10,302        9,839        10,260     10,236     10,269
                     10,173        9,715        10,253     10,154     10,311
                     10,039        9,588        10,291     10,153     10,318
Jun                   9,907        9,461        10,284     10,131     10,318
                     10,140        9,684        10,399     10,332     10,346
                     10,225        9,765        10,473     10,345     10,381
                     10,093        9,639        10,426     10,193     10,417
                     10,123        9,667        10,471     10,184     10,431
                     10,028        9,576        10,424     10,161     10,439
Dec 94                9,994        9,544        10,476     10,231     10,474
                     10,140        9,684        10,609     10,434     10,502
                     10,382        9,915        10,770     10,682     10,544
                     10,483       10,012        10,853     10,747     10,573
                     10,659       10,180        10,967     10,898     10,580
                     11,083       10,585        11,168     11,320     10,594
Jun                  11,177       10,674        11,249     11,402     10,594
                     11,318       10,808        11,321     11,377     10,636
                     11,476       10,960        11,389     11,515     10,679
                     11,645       11,121        11,494     11,626     10,714
                     11,654       11,129        11,565     11,778     10,750
                     11,897       11,362        11,699     11,954     10,771
Dec 95               12,090       11,546        11,797     12,122     10,793
                     12,131       11,585        11,911     12,202     10,793
                     12,035       11,493        11,899     11,989     10,821
                     12,026       11,485        11,912     11,905     10,842
                     12,044       11,502        11,943     11,839     10,878
                     12,074       11,530        11,994     11,815     10,870
Jun                  12,120       11,575        12,078     11,973     10,863
                     12,007       11,467        12,067     12,006     10,927
                     12,083       11,539        12,126     11,985     10,962
                     12,343       11,787        12,289     12,194     11,019
                     12,579       12,013        12,437     12,465     11,062
                     12,942       12,360        12,618     12,678     11,083
Dec 96               12,874       12,294        12,596     12,560     11,090
                     13,046       12,459        12,729     12,599     11,111
                     13,083       12,494        12,774     12,630     11,132
                     12,896       12,315        12,715     12,490     11,167
                     13,072       12,484        12,882     12,677     11,203
                     13,287       12,689        13,034     12,798     11,224
Jun                  13,438       12,833        13,171     12,950     11,224
                     13,881       13,257        13,401     13,300     11,260
                     13,725       13,107        13,338     13,187     11,295
                     13,963       13,335        13,501     13,382     11,323
                     13,973       13,344        13,543     13,576     11,337
                     14,047       13,415        13,643     13,638     11,330
Dec 97               14,193       13,555        13,743     13,776     11,344
                     14,321       13,677        13,860     13,952     11,365
                     14,527       13,874        13,985     13,941     11,387
                     14,700       14,039        14,107     13,989     11,409
                     14,774       14,109        14,181     14,061     11,429
                     14,766       14,102        14,226     14,195     11,450
Jun                  14,924       14,253        14,346     14,316     11,463
                     14,835       14,167        14,387     14,346     11,477
                     14,270       13,627        14,297     14,580     11,491
                     14,651       13,991        14,537     14,921     11,505
                     14,886       14,217        14,692     14,842     11,533
                     15,211       14,526        14,805     14,926     11,533
Dec 98               15,505       14,807        14,938     14,971     11,526
                     15,813       15,101        15,064     15,077     11,554
                     15,587       14,886        14,980     14,813     11,568
                     15,853       15,140        15,118     14,895     11,603
Apr 99               16,178       15,450        15,225     14,943     11,627

+ The performance of the Class B Shares was different than that shown above for the Class A Shares, based on the difference in sales loads and fees paid by Class B shareholders.

----------------------------------------------------------------------------------------------------------------
TOTAL RETURNS AS OF 4/30/99(5)

CLASS A SHARES                                                     1 YEAR       5 YEAR*        SINCE INCEPTION*
                                                                                               (MARCH 31, 1993)
Fund (not adjusted for sales charge)                                9.51%        9.71%              8.22%
Fund (adjusted for maximum 4.5% sales charge)                       4.55%        8.71%              7.39%
Capital Market Benchmark(1)                                         7.36%        8.23%              7.15%

CLASS B SHARES                                                     1 YEAR       5 YEAR*        SINCE INCEPTION*
                                                                                               (JUNE 30, 1994)
Fund (not adjusted for contingent deferred sales charge)            8.71%        N/A                9.89%
Fund (adjusted for maximum contingent deferred sales charge)        3.71%        N/A                9.74%
Capital Market Benchmark(1)                                         7.36%        N/A                8.46%

(1) The Flexible Income Portfolio's benchmark is a blended mix of capital market indices that are intended to represent a proxy for Portfolio performance. The benchmark allocation is as follows: 40% Lehman Bros.
    Mutual Fund Short (1-5) Gov/Corp Index, 40% Salomon Bros. 90-day T-Bills Index, 10% Lehman Bros. Mortgage
    Index, and 10% S&P 500 Index. Past investment performance does not guarantee future performance. The returns shown for the Portfolio assume reinvestment of all dividends/distributions by the shareholder.
(2) The Lehman Brothers Aggregate Bond Index is a broad-based index intended to represent the U.S.
    fixed-income market as a whole.
(3) Inflation is measured by the Consumer Price Index for all urban consumers.
(4) Annual rate of inflation: 2.34%. Source: Ibbotson Associates.
(5) All performance shown prior to the November 1, 1996 asset conversion date (the date on which the majority of existing SAM clients voluntarily exchanged into the new SAM Portfolios) for the Sierra Asset Management
    Portfolios represents the performance of the Sierra Asset Management Account ("SAM Account"), a
    discretionary asset allocation service that invested in the Sierra Trust Funds. The SAM Account was not registered as an investment company under the Investment Company Act of 1940 ("Act") and therefore, was not subject to certain restrictions that the Act imposes. If the SAM Account had been registered under the
    Act, its performance may have differed significantly.

    The Portfolio's performance would have been lower had the Advisor not waived a portion of its fees or reimbursed certain other expenses and the Fund's custodian had not allowed its fees to be reduced by credits.

  * Annualized



PERFORMANCE REVIEW

The SAM FLEXIBLE INCOME PORTFOLIO (A Shares) returned 8.68% (3.80% adjusted for the maximum sales charge+) for the six-month period ended April 30, 1999. The Portfolio outperformed its benchmark index for all periods, while managing to reduce volatility relative to single asset class investments. Long-term results are favorable and provide a premium over i nflation; since inception, the Portfolio has returned 5.88%* above the rate of inflation4 (5.05%* adjusted for the maximum sales charge+).

ECONOMIC/MARKET REVIEW

The U.S. economy grew at a very strong rate over the past six months, advancing 6% in the fourth quarter of 1998 and 4.1% in the first quarter of 1999. These results surprised most market participants, as the effects of a negative trade balance did not offset the strength of consumer spending as much as expected. High levels of personal income, large tax refunds, and strong consumer confidence propelled the economy forward. The high growth rates and tight labor markets in the U.S. economy created concern that inflation may begin to accelerate, and the Federal Reserve may need to tighten short-term rates to slow growth. The result of this concern has been steadily rising interest rates during 1999. With prices moving in the opposite direction as interest rates, fixed-income investments generally reported weak results for the period. However, high-yield bonds performed very well relative to other bond classes, as economic strength positively influenced lower-grade issues.

Equity markets rose substantially throughout the period as the Dow Jones Industrial Average broke through the 10,000 point barrier for the first time in history. Stocks in the technology and communication sectors led the way as investors drove up prices based on the potential for growth in the future. Productivity accelerated throughout the period -- if sufficient, this can enable firms to expand their earnings without raising prices, even with higher wage costs. Although the market advance was narrow and favored large-cap growth stocks, lately there has been a resurgence in large-cap value stocks and small- and mid-cap growth stocks.

INVESTMENT STRATEGY

THE FLEXIBLE INCOME PORTFOLIO is diversified in seven funds, representing eight major asset classes. The combination of asset classes increases our ability to manage risk over a long-term investment horizon. Asset classes ranging in risk levels from short-term money market instruments to equities are intended to shield the Portfolio from drastic swings in any one specific area of the financial markets.

The overall investment strategy for the period was to:

o Maintain positions in WM GROWTH and WM GROWTH & INCOME FUNDS as large-cap stocks dominated the market.

o Significantly reduce the cash position and allocate into short-term high-quality bonds in an effort to increase yield while managing risk.

o Introduce a small position in high yield bonds to provide additional yield and potential for price appreciation as economic growth continued.

o Reduce allocations to U.S. government securities and increase positions in corporate debt as the flight-to quality ended.

REVIEW OF PORTFOLIO ALLOCATIONS

Much of the overall return was generated by the 26% weighting in the WM GROWTH and the WM GROWTH & INCOME FUNDS, which benefited from their concentration in strong performing large-cap equity issues. Fixed-income investments provided positive performance and helped to manage overall risk levels. The investment strategies of the bond holdings focused on positions in mortgage securities to gain yield; and in corporate bonds, as the flight-to-quality ended and lower-rated debt performed very well. We allocated 5% of the overall Portfolio into the WM HIGH YIELD FUND, which provided both income and price appreciation throughout the period. Although strong growth caused interest rates to increase in 1999, the Portfolio was cushioned by its emphasis on short- to intermediate-term securities. In order to enhance overall yield, a large portion of the cash position was allocated into the WM SHORT TERM HIGH QUALITY BOND FUND. This Fund generates more income while managing interest rate risk with its concentration in short-term holdings. We continue to hold 19% of the Portfolio in mortgage-backed securities, which should perform very well if interest rates remain relatively stable.

OUTLOOK

The outlook for inflation is the decisive factor in determining the direction of the current market environment. Markets are apt to become more volatile as economic reports shed light on future growth and price pressures. While we see price increases in some commodities driven by increasing global demand, we think that deeply ingrained deflationary forces stemming from globalization, new technology, and free market reforms will continue to hold inflation in check if growth remains at current levels or slows somewhat. Although inflation has been trending upward, we forecast this trend to remain moderate. The Federal Reserve has announced a bias towards increasing interest rates and is poised to do so if inflation accelerates from current levels. If employment cost growth remains slow and prices do not advance, the Fed may not intervene, but instead allow the markets to dictate the levels of short-term interest rates. In addition, we think long-term interest rates are near their highs and do not think they will exceed much beyond the 6% level.

We expect the U.S. stock market performance will continue to broaden in the coming months. As market and sector leadership widens, the benefits of a diversified portfolio will be even more evident. We also see strength in the manufacturing sector as economic growth continues.

The Y2K issue is an important area to address. Risk will probably come from investor psychology rather than a fundamental disruption in business practice. There could be less liquidity in fixed-income markets as lenders constrict loan practices, especially overseas. In addition, market fears could incite a sell-off of higher growth stocks. While these possibilities demand attention, our longer-term outlook on global markets remains positive.


                  PORTFOLIO ALLOCATION AS OF APRIL 30, 1999++

                    INCOME FUND                        20%
                    HIGH YIELD FUND                     5%
                    GROWTH & INCOME FUND               21%
                    GROWTH FUND                         5%
                    MONEY MARKET FUND                  10%
                    SHORT TERM HIGH QUALITY BOND FUND  20%
                    U.S. GOVERNMENT SECURITIES FUND    19%

Note: as a percentage of investment company securities

               ASSET CLASS DIVERSIFICATION AS OF APRIL 30, 1999++

                    FOREIGN BONDS                       3%
                    DOMESTIC STOCKS                    23%
                    FOREIGN STOCKS                      1%
                    SHORT-TERM BONDS                   19%
                    CASH EQUIVALENTS                   13%
                    TREASURIES                          4%
                    MORTGAGE BACKED                    19%
                    OTHER BONDS                         1%
                    CORPORATE BONDS                    17%

++ may not reflect current allocation

                                                                          INCOME
                                                                       PORTFOLIO

GROWTH OF A $10,000 INVESTMENT(5)
(CLASS A SHARES)

                                   Fund
                                 (Class A
                      Fund       adjusted
                    (Class A        for                   Lehman
                       not        maximum                Brothers
                    adjusted        4.5%      Capital    Aggregate
                    for sales      sales       Market      Bond
                     charge)      charge)    Benchmark(1) Index(2)  Inflation(3)
--------------------------------------------------------------------------------

Inception*- 9/30/90 $10,000      $ 9,550       $10,000   $10,000     $10,000
                     10,007        9,556        10,074    10,127      10,016
                     10,173        9,715        10,177    10,345      10,039
                     10,328        9,864        10,284    10,506      10,093
                     10,386        9,919        10,370    10,636      10,132
                     10,558       10,083        10,457    10,727      10,225
                     10,661       10,182        10,530    10,801      10,311
                     10,823       10,336        10,616    10,917      10,373
                     10,891       10,401        10,681    10,981      10,395
Jun                  10,896       10,406        10,730    10,975      10,395
                     11,047       10,550        10,825    11,128      10,458
                     11,302       10,794        10,951    11,368      10,473
                     11,455       10,940        11,065    11,599      10,489
                     11,596       11,075        11,155    11,728      10,505
                     11,711       11,184        11,234    11,836      10,536
Dec 91               12,033       11,492        11,386    12,187      10,567
                     11,913       11,377        11,364    12,021      10,583
                     12,004       11,464        11,419    12,100      10,613
                     11,926       11,390        11,421    12,032      10,660
                     11,997       11,458        11,485    12,118      10,676
                     12,241       11,691        11,597    12,347      10,707
Jun                  12,416       11,858        11,692    12,518      10,715
                     12,688       12,117        11,810    12,773      10,731
                     12,767       12,192        11,885    12,902      10,769
                     12,868       12,289        11,966    13,056      10,824
                     12,673       12,103        11,911    12,882      10,839
                     12,690       12,119        11,928    12,885      10,855
Dec 92               12,890       12,310        12,024    13,090      10,894
                     13,120       12,530        12,141    13,341      10,917
                     13,371       12,769        12,244    13,574      10,947
                     13,447       12,841        12,284    13,631      10,978
                     13,533       12,924        12,342    13,727      11,016
                     13,625       13,012        12,360    13,745      11,032
Jun                  13,869       13,245        12,463    13,993      11,024
                     13,979       13,350        12,507    14,073      11,078
                     14,225       13,585        12,611    14,319      11,117
                     14,214       13,574        12,637    14,358      11,156
                     14,331       13,686        12,678    14,411      11,187
                     14,191       13,553        12,663    14,289      11,202
Dec 93               14,245       13,604        12,711    14,366      11,218
                     14,466       13,815        12,810    14,560      11,218
                     14,123       13,488        12,740    14,306      11,250
                     13,627       13,013        12,636    13,953      11,273
                     13,422       12,818        12,603    13,841      11,319
                     13,329       12,729        12,615    13,840      11,327
Jun                  13,250       12,654        12,634    13,810      11,327
                     13,531       12,922        12,771    14,084      11,358
                     13,481       12,874        12,808    14,101      11,397
                     13,277       12,680        12,758    13,894      11,435
                     13,240       12,644        12,784    13,882      11,451
                     13,259       12,662        12,792    13,851      11,459
Dec 94               13,177       12,584        12,858    13,947      11,498
                     13,352       12,751        13,005    14,223      11,529
                     13,616       13,004        13,175    14,561      11,575
                     13,688       13,072        13,254    14,650      11,607
                     13,870       13,246        13,373    14,855      11,615
                     14,433       13,784        13,624    15,430      11,630
Jun                  14,450       13,800        13,704    15,543      11,630
                     14,393       13,745        13,741    15,509      11,676
                     14,624       13,966        13,848    15,696      11,723
                     14,746       14,083        13,938    15,848      11,762
                     14,957       14,284        14,034    16,054      11,801
                     15,170       14,487        14,156    16,295      11,824
Dec 95               15,373       14,681        14,276    16,523      11,848
                     15,448       14,753        14,358    16,632      11,848
                     15,127       14,446        14,298    16,343      11,879
                     14,990       14,315        14,298    16,229      11,902
                     14,880       14,211        14,302    16,138      11,942
                     14,851       14,182        14,333    16,105      11,933
Jun                  15,011       14,335        14,448    16,321      11,925
                     15,053       14,375        14,503    16,365      11,995
                     15,007       14,332        14,536    16,338      12,034
                     15,248       14,561        14,681    16,622      12,096
                     15,575       14,875        14,859    16,991      12,144
                     15,817       15,105        14,998    17,281      12,167
Dec 96               15,717       15,010        14,982    17,121      12,174
                     15,731       15,023        15,045    17,174      12,197
                     15,810       15,099        15,103    17,217      12,220
                     15,641       14,937        15,074    17,026      12,259
                     15,814       15,103        15,200    17,281      12,299
                     15,957       15,239        15,303    17,445      12,322
Jun                  16,131       15,405        15,420    17,653      12,322
                     16,545       15,801        15,634    18,129      12,361
                     16,401       15,663        15,620    17,975      12,400
                     16,610       15,862        15,754    18,241      12,431
                     16,821       16,064        15,875    18,506      12,446
                     16,869       16,110        15,940    18,591      12,438
Dec 97               17,019       16,254        16,050    18,779      12,453
                     17,196       16,423        16,168    19,019      12,477
                     17,184       16,411        16,202    19,004      12,500
                     17,226       16,451        16,268    19,068      12,524
                     17,300       16,521        16,349    19,168      12,547
                     17,426       16,642        16,451    19,350      12,569
Jun                  17,536       16,747        16,535    19,514      12,584
                     17,562       16,772        16,590    19,555      12,599
                     17,611       16,819        16,697    19,874      12,615
                     17,810       17,009        16,902    20,339      12,630
Oct 98               17,703       16,907        16,895    20,231      12,661
                     17,907       17,101        16,993    20,346      12,661
                     17,918       17,111        17,049    20,407      12,653
                     18,056       17,243        17,148    20,552      12,684
                     17,859       17,055        17,075    20,193      12,699
                     17,979       17,170        17,170    20,304      12,737
                     18,148       17,331        17,233    20,369      12,764

+ The performance of the Class B Shares was different than that shown above for the Class A Shares, based on the difference in sales loads and fees paid by Class B shareholders.

----------------------------------------------------------------------------------------------------------------
TOTAL RETURNS AS OF 4/30/99(5)

CLASS A SHARES                                                     1 YEAR       5 YEAR*        SINCE INCEPTION*
                                                                                               (MARCH 31, 1993)
Fund (not adjusted for sales charge)                                4.90%        6.22%              7.19%
Fund (adjusted for maximum 4.5% sales charge)                       0.22%        5.26%              6.61%
Capital Market Benchmark(1)                                         5.41%        6.46%              6.55%

CLASS B SHARES                                                     1 YEAR       5 YEAR*        SINCE INCEPTION*
                                                                                               (JUNE 30, 1994)
Fund (not adjusted for contingent deferred sales charge)            4.11%        N/A                5.93%
Fund (adjusted for maximum contingent deferred sales charge)       -0.84%        N/A                5.76%
Capital Market Benchmark(1)                                         5.41%        N/A                6.63%

(1) The Income Portfolio's benchmark is a blended mix of capital market indices that are intended to represent a proxy for Portfolio performance. The benchmark allocation is as follows: 50% Salomon Bros. 90-day
    T-Bills Index, 30% Lehman Bros. Mutual Fund Short (1-5) Gov/Corp Index, 10% Lehman Bros. Mortgage Index,
    and 10% Lehman Bros. BAA LT Corporate Bond Index. Past investment performance does not guarantee future performance. The returns shown for the Portfolio assume reinvestment of all dividends/distributions by the shareholder.
(2) The Lehman Brothers Aggregate Bond Index is a broad-based index intended to represent the U.S.
    fixed-income market as a whole.
(3) Inflation is measured by the Consumer Price Index for all urban consumers.
(4) Annual rate of inflation: 2.60%. Source: Ibbotson Associates.
(5) All performance shown prior to the November 1, 1996, asset conversion date (the date on which the majority of existing SAM clients voluntarily exchanged into the new SAM Portfolios) for the Sierra Asset Management
    Portfolios represents the performance of the Sierra Asset Management Account ("SAM Account"), a
    discretionary asset allocation service that invested in the Sierra Trust Funds. The SAM Account was not registered as an investment company under the Investment Company Act of 1940 ("Act") and therefore, was not subject to certain restrictions that the Act imposes. If the SAM Account had been registered under the
    Act, its performance may have differed significantly. The Portfolio's performance would have been lower had the Advisor not waived a portion of its fees or reimbursed certain other expenses and the Fund's custodian had not allowed its fees to be reduced by credits.

  * Annualized


PERFORMANCE REVIEW

The SAM Income Portfolio (A Shares) returned 2.50% (-2.08% adjusted for the maximum sales load+) for the six-month period ended April 30, 1999. The Portfolio's A Shares outperformed its benchmark index since inception, while managing to reduce volatility relative to single asset class investments(1). Long-term results are favorable and provide a premium over inflation; since inception, the Portfolio has returned 4.59%* above the rate of inflation(4) (4.01%* adjusted for the maximum sales charge ). As of April 30, 1999, the Portfolio's 30-day SEC Yield was 5.16% (4.64% for B Shares).

ECONOMIC/MARKET REVIEW

The U.S. economy grew at a very strong rate over the past six months, advancing 6% in the fourth quarter of 1998 and 4.1% in the first quarter of 1999. These results surprised most market participants, as the effects of a negative trade balance did not offset the strength of consumer spending as much as expected. High levels of personal income, large tax refunds, and strong consumer confidence propelled the economy forward. The high growth rates and tight labor markets in the U.S. economy created concern that inflation may begin to accelerate and the Federal Reserve may need to tighten short-term rates to slow growth. The result of this concern has been steadily rising interest rates during 1999. With prices moving in the opposite direction as interest rates, fixed-income investments generally reported weak results for the period.

The interest rate cuts enacted by the Federal Reserve at the end of 1998 restored liquidity to the fixed-income markets, easing the credit crunch and ending the flight-to-quality. Performance in the fixed-income markets for the past six months reflected this phenomenon as market leadership shifted away from Treasuries and into some of the lower-rated issues and mortgage-backed securities. High-yield bonds performed very well relative to other bond classes, as economic strength positively influenced lower-grade issues.

INVESTMENT STRATEGY

The INCOME PORTFOLIO is diversified in five funds, representing six major asset classes. The combination of asset classes increases our ability to manage risk over a long-term investment horizon. Asset classes ranging in risk levels from short-term bonds to high-yield and international bonds are intended to shield the Portfolio from drastic swings in any one specific area of the fixed-income markets.

The overall investment strategy for the period was to:

o Focus on short- to intermediate-term securities to reduce exposure to interest rate increases.

o Increase exposure to lower-rated issues to gain yield and price appreciation as growth in the economy accelerated.

o Maintain a competitive yield and manage risk by balancing high-quality issues with some lower-rated securities.

REVIEW OF PORTFOLIO ALLOCATIONS

Throughout the period, we allocated assets in the WM HIGH YIELD FUND. This produced very strong results as lower-rated securities led the market with a significant rebound. These holdings are less sensitive to interest rates and more tied to domestic economic strength. Although strong growth caused interest rates to increase in 1999, the Portfolio was positioned with an emphasis on short- to intermediate-term securities as we reduced allocations to both the WM U.S. GOVERNMENT SECURITIES FUND and the WM INCOME FUND. In order to enhance overall yield, some of the cash position was allocated into the WM SHORT TERM HIGH QUALITY BOND FUND. This Fund generates more income while managing interest rate risk, with its concentration in short-term holdings. We continue to hold 25% of the Portfolio in mortgage-backed securities, which should perform very well if interest rates remain relatively stable. The overall Portfolio is very high quality, with over 55% of the bonds rated AAA.(++)

OUTLOOK

The outlook for inflation is the decisive factor in determining the direction of the current market environment. Markets are apt to become more volatile as economic reports shed light on future growth and price pressures. While we see price increases in some commodities driven by increasing global demand, we think that deeply ingrained deflationary forces stemming from globalization, new technology, and free market reforms will continue to hold inflation in check -- if growth remains at current levels or slows somewhat. Although inflation has been trending upward, we forecast this trend to remain moderate. The Federal Reserve has announced a bias towards increasing interest rates and is poised to do so if inflation accelerates from current levels. If employment cost growth remains slow and prices do not advance, the Fed may not intervene, but instead allow the markets to dictate the levels of short-term interest rates. In addition, we think long-term interest rates are near their highs and do not think they will exceed much beyond the 6% level, although rates may be slightly volatile in 1999. With the rebound in international markets, we expect the trade balance to improve from its lows of recent quarters. Improvement in Japan will be slight as s tructural problems remain, but the situation will help keep global prices in check.

The Y2K issue is an important area to address. Risk will probably come from investor psychology rather than a fundamental disruption in business practice. There could be less liquidity in fixed-income markets as lenders constrict loan practices, especially overseas. While these possibilities demand attention, our longer-term outlook on global markets remains positive. We will continue to focus the majority of the Portfolio on high-quality liquid fixed-income assets, which will aid in the management of overall risk levels of the Portfolio.

(++) Bond ratings are provided by a combination of both Moody's and Standard &
     Poor's.


                   PORTFOLIO ALLOCATION AS OF APRIL 30, 1999++

                    INCOME FUND                             30%
                    U.S. GOVERNMENT SECURITIES FUND         25%
                    HIGH YIELD FUND                         15%
                    MONEY MARKET FUND                       15%
                    SHORT TERM HIGH QUALITY BOND FUND       15%

Note: as a percentage of investment company securities

               ASSET CLASS DIVERSIFICATION AS OF APRIL 30, 1999++

                    CORPORATE BONDS                         31%
                    MORTGAGE BACKED                         25%
                    CASH EQUIVALENTS                        16%
                    SHORT-TERM BONDS                        15%
                    TREASURIES                               5%
                    FOREIGN BONDS                            6%
                    OTHER BONDS                              2%

++ may not reflect current allocation

STATEMENTS of ASSETS and LIABILITIES

WM Group of Funds
April 30, 1999 (unaudited)
                                                     STRATEGIC      CONSERVATIVE                        FLEXIBLE
                                                      GROWTH           GROWTH          BALANCED          INCOME           INCOME
                                                     PORTFOLIO        PORTFOLIO        PORTFOLIO        PORTFOLIO        PORTFOLIO
                                                    ------------     ------------     ------------     ------------     ------------

ASSETS:
Investments, at value
   (See portfolios of investments) (a) ..........   $123,119,894     $335,050,153     $270,145,643     $ 38,974,392     $ 19,182,760
Cash ............................................            228          197,657          426,817           63,471           38,424
Dividends and/or interest receivable ............            143              370           15,451            1,757            2,413
Receivable for Fund shares sold .................      1,031,710        1,697,397        3,065,574        1,244,537           30,930
Receivable for investment securities sold .......           --               --               --               --            276,657
Unamortized organization costs ..................         19,567           19,567           19,567           19,567           19,567
Receivable from investment advisor ..............           --               --               --               --              2,230
Prepaid expenses and other assets ...............            845            3,458            2,636              200              145
                                                    ------------     ------------     ------------     ------------     ------------
   Total Assets .................................    124,172,387      336,968,602      273,675,688       40,303,924       19,553,126
                                                    ------------     ------------     ------------     ------------     ------------
LIABILITIES:
Payable for Fund shares redeemed ................        109,474          870,042          312,160          197,277           94,104
Payable for investment securities purchased .....        738,229          597,957          300,270          455,938             --
Investment advisory fee payable .................         14,451           40,570           32,609            2,771             --
Administration fee payable ......................         48,171          135,232          108,695           15,021            7,775
Shareholder servicing and distribution
   fees payable .................................         76,838          192,259          147,875           22,913           10,415
Dividends payable ...............................          1,225              880            2,760            4,268             --
Accrued legal and audit fees ....................         10,761           12,032           11,649           10,442           10,407
Accrued expenses and other payables .............         10,171           23,043           18,881            2,748            1,494
                                                    ------------     ------------     ------------     ------------     ------------
   Total Liabilities ............................      1,009,320        1,872,015          934,899          711,378          124,195
                                                    ------------     ------------     ------------     ------------     ------------

NET ASSETS ......................................   $123,163,067     $335,096,587     $272,740,789     $ 39,592,546     $ 19,428,931
                                                    ============     ============     ============     ============     ============

----------
(a) Investments, at cost ........................   $101,042,593     $272,730,516     $235,743,184     $ 37,470,500     $ 19,130,563
                                                    ============     ============     ============     ============     ============

                                                 See Notes to Financial Statements.

STATEMENTS of ASSETS and LIABILITIES (continued)

WM Group of Funds
April 30, 1999 (unaudited)

                                                    STRATEGIC       CONSERVATIVE                       FLEXIBLE
                                                     GROWTH           GROWTH         BALANCED           INCOME           INCOME
                                                    PORTFOLIO        PORTFOLIO       PORTFOLIO         PORTFOLIO        PORTFOLIO
                                                   ------------     ------------     ------------     ------------     ------------
NET ASSETS consist of:
Distributions in excess of net
   investment income ...........................   $ (2,012,562)    $ (5,940,015)    $ (2,834,066)    $    (58,778)    $    (11,988)
Accumulated net realized gain on
   investments sold ............................      1,972,819        5,399,500        3,547,265          257,554           53,464
Net unrealized appreciation of investments .....     22,077,301       62,319,637       34,402,459        1,503,892           52,197
Paid-in capital ................................    101,125,509      273,317,465      237,625,131       37,889,878       19,335,258
                                                   ------------     ------------     ------------     ------------     ------------
   Total Net Assets ............................   $123,163,067     $335,096,587     $272,740,789     $ 39,592,546     $ 19,428,931
                                                   ============     ============     ============     ============     ============
NET ASSETS:
Class A Shares .................................   $ 33,175,562     $128,413,488     $114,570,496     $ 11,949,123     $  7,982,903
                                                   ============     ============     ============     ============     ============
Class B Shares .................................   $ 89,987,505     $206,683,099     $158,170,293     $ 27,643,423     $ 11,446,028
                                                   ============     ============     ============     ============     ============
SHARES OUTSTANDING:
Class A Shares .................................      2,381,016       10,031,940        9,483,216        1,090,439          783,483
                                                   ============     ============     ============     ============     ============
Class B Shares .................................      6,529,499       16,293,985       13,098,989        2,522,950        1,123,408
                                                   ============     ============     ============     ============     ============
CLASS A SHARES:
Net asset value per share of beneficial
   interest outstanding* .......................   $      13.93     $      12.80     $      12.08     $      10.96     $      10.19
                                                   ============     ============     ============     ============     ============

Maximum sales charge ...........................           5.50%            5.50%            5.50%            4.50%            4.50%
                                                   ============     ============     ============     ============     ============

Maximum offering price per share of
   beneficial interest outstanding .............   $      14.74     $      13.54     $      12.78     $      11.48     $      10.67
                                                   ============     ============     ============     ============     ============

CLASS B SHARES:
Net asset value and offering price per share
   of beneficial interest outstanding* .........   $      13.78     $      12.68     $      12.08     $      10.96     $      10.19
                                                   ============     ============     ============     ============     ============

----------------
* Redemption price per share is equal to net asset value per share less any applicable contingent deferred sales charge.

                                        See Notes to Financial Statements.

STATEMENTS of OPERATIONS

WM Group of Funds

For the Six Months Ended April 30, 1999 (unaudited)
                                                   STRATEGIC        CONSERVATIVE                       FLEXIBLE
                                                     GROWTH           GROWTH          BALANCED          INCOME           INCOME
                                                    PORTFOLIO        PORTFOLIO        PORTFOLIO        PORTFOLIO        PORTFOLIO
                                                   ------------     ------------     ------------     ------------     ------------
INVESTMENT INCOME:
Dividends ......................................   $    583,142     $  2,641,995     $  3,335,813     $    612,770     $    529,277
Interest .......................................         14,614           46,671           45,352            9,801            6,408
                                                   ------------     ------------     ------------     ------------     ------------
       Total investment income .................        597,756        2,688,666        3,381,165          622,571          535,685
                                                   ------------     ------------     ------------     ------------     ------------
EXPENSES:
Investment advisory fee ........................         70,025          219,830          173,689           20,517           12,216
Administration fee .............................        233,418          732,768          578,963           68,390           40,718
Custodian fees .................................          1,265            2,102            1,818              683              725
Legal and audit fees ...........................         12,330           18,481           16,200           10,347           10,149
Registration and filing fees ...................         13,737           12,649           13,701           11,336            9,736
Other ..........................................         42,717          101,227           74,069           12,530            9,657
Shareholder servicing and distribution fees:
   Class A Shares ..............................         31,883          142,271          127,293           13,357           10,008
   Class B Shares ..............................        339,303          896,451          648,755           83,351           41,407
Transfer agent fees:
   Class A Shares ..............................          7,788           24,904           23,735            3,057            2,141
   Class B Shares ..............................         20,901           40,467           30,719            3,975            2,099
Fees waived and/or expenses reimbursed
   by investment advisor .......................        (25,530)         (49,644)         (34,598)         (31,688)         (27,068)
                                                   ------------     ------------     ------------     ------------     ------------
       Total expenses ..........................        747,837        2,141,506        1,654,344          195,855          111,788
Fees reduced by credits allowed
   by the custodian ............................           (365)            (989)            (898)            (208)            (211)
                                                   ------------     ------------     ------------     ------------     ------------
       Net expenses ............................        747,472        2,140,517        1,653,446          195,647          111,577
                                                   ------------     ------------     ------------     ------------     ------------

NET INVESTMENT INCOME/(LOSS) ...................       (149,716)         548,149        1,727,719          426,924          424,108
                                                   ------------     ------------     ------------     ------------     ------------
NET REALIZED AND UNREALIZED
   GAIN/(LOSS) ON INVESTMENTS:
Net realized gain on investments
   during the period ...........................      2,326,574        7,030,301        3,962,591          269,873           58,381
Net change in unrealized appreciation/
   (depreciation) of investments
   during the period ...........................     22,525,107       65,417,048       35,598,705        1,483,476         (117,975)
                                                   ------------     ------------     ------------     ------------     ------------
Net realized and unrealized gain/(loss)
   on investments ..............................     24,851,681       72,447,349       39,561,296        1,753,349          (59,594)
                                                   ------------     ------------     ------------     ------------     ------------
NET INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS ...................   $ 24,701,965     $ 72,995,498     $ 41,289,015     $  2,180,273     $    364,514
                                                   ============     ============     ============     ============     ============

                                                 See Notes to Financial Statements.

STATEMENTS of CHANGES in NET assets

WM Group of Funds
For the Six Months Ended April 30, 1999 (unaudited)
                                                    STRATEGIC       CONSERVATIVE                       FLEXIBLE
                                                    GROWTH           GROWTH          BALANCED          INCOME           INCOME
                                                   PORTFOLIO        PORTFOLIO        PORTFOLIO        PORTFOLIO        PORTFOLIO
                                                  ------------     ------------     ------------     ------------     ------------
Net investment income/(loss) ..................   $   (149,716)    $    548,149     $  1,727,719     $    426,924     $    424,108
Net realized gain on investments
   during the period ..........................      2,326,574        7,030,301        3,962,591          269,873           58,381
Net unrealized appreciation/(depreciation)
   of investments during the period ...........     22,525,107       65,417,048       35,598,705        1,483,476         (117,975)
                                                  ------------     ------------     ------------     ------------     ------------
Net increase in net assets
   resulting from operations ..................     24,701,965       72,995,498       41,289,015        2,180,273          364,514
Distributions to shareholders from:
   Net investment income:
     Class A Shares ...........................           --         (1,441,763)      (1,742,275)        (240,343)        (229,083)
     Class B Shares ...........................           --         (1,200,342)      (1,736,007)       (286,195)         (201,605)
Distributions in excess of
   net investment income:
     Class A Shares ...........................       (699,720)      (2,306,581)      (1,246,215)         (22,960)          (5,893)
     Class B Shares ...........................     (1,506,321)      (3,633,434)      (1,587,851)         (35,818)          (6,095)
   Net realized gain on investments:
     Class A Shares ...........................     (1,390,661)      (6,616,992)      (5,455,895)        (277,666)         (11,412)
     Class B Shares ...........................     (3,742,181)     (10,584,105)      (6,796,285)        (336,348)         (10,095)
Net increase in net assets from
   Fund share transactions:
     Class A Shares ...........................      8,740,831       10,156,070       11,121,135        1,840,760          422,949
     Class B Shares ...........................     25,617,668       22,640,098       34,778,362       15,862,668        5,796,364
                                                  ------------     ------------     ------------     ------------     ------------
Net increase in net assets ....................     51,721,581       80,008,449       68,623,984       18,684,371        6,119,644
NET ASSETS:
Beginning of period ...........................     71,441,486      255,088,138      204,116,805       20,908,175       13,309,287
                                                  ------------     ------------     ------------     ------------     ------------
End of period .................................   $123,163,067     $335,096,587     $272,740,789     $ 39,592,546     $ 19,428,931
                                                  ============     ============     ============     ============     ============
Distributions in excess of net investment
   income at end of period ....................   $ (2,012,562)    $ (5,940,015)    $ (2,834,066)    $    (58,778)    $    (11,988)
                                                  ============     ============     ============     ============     ============

                                                 See Notes to Financial Statements.

STATEMENTS of CHANGES in NET ASSETS (continued)

WM Group of Funds(a)
For the Period Ended October 31, 1998
                                                    STRATEGIC       CONSERVATIVE                       FLEXIBLE
                                                     GROWTH           GROWTH          BALANCED          INCOME           INCOME
                                                    PORTFOLIO        PORTFOLIO        PORTFOLIO        PORTFOLIO        PORTFOLIO
                                                   ------------     ------------     ------------     ------------     ------------
Net investment income/(loss) ...................   $   (247,331)    $   (354,452)    $    563,094     $    191,559     $    207,716
Net realized gain/(loss) on investments
   during the period ...........................        (64,796)        (761,954)          83,566           55,085           41,770
Net unrealized depreciation of
   investments during the period ...............     (5,346,706)     (20,541,582)     (11,355,763)        (240,391)        (148,281)
                                                   ------------     ------------     ------------     ------------     ------------
Net increase/(decrease) in net assets
   resulting from operations ...................     (5,658,833)     (21,657,988)     (10,709,103)           6,253          101,205
Distributions to shareholders from
   net investment income:
     Class A Shares ............................           --               --           (389,135)        (108,577)        (139,418)
     Class B Shares ............................           --               --           (174,108)         (81,407)         (68,390)
Net increase/(decrease) in net assets from
   Fund share transactions:
     Class A Shares ............................      2,756,174       (6,408,482)      (2,997,578)       1,068,611         (113,235)
     Class B Shares ............................      4,840,772       (1,061,147)       1,717,446        3,531,424        1,651,308
                                                   ------------     ------------     ------------     ------------     ------------
Net increase/(decrease) in net assets ..........      1,938,113      (29,127,617)     (12,552,478)       4,416,304        1,431,470
NET ASSETS:
Beginning of period ............................     69,503,373      284,215,755      216,669,283       16,491,871       11,877,817
                                                   ------------     ------------     ------------     ------------     ------------
End of period ..................................   $ 71,441,486     $255,088,138     $204,116,805     $ 20,908,175     $ 13,309,287
                                                   ============     ============     ============     ============     ============
Undistributed net investment income
   at end of period ............................   $    343,195     $  2,093,956     $  1,750,563     $     99,614     $      6,580
                                                   ============     ============     ============     ============     ============

----------------
(a) Fiscal year end changed to October 31. Prior to this, the fiscal year end was June 30. The amounts reflected are for the period
    July 1, 1998 through October 31, 1998.

                                                 See Notes to Financial Statements.

STATEMENTS of CHANGES in NET ASSETS (continued)

WM Group of Funds
For the Year Ended June 30, 1998
                                                      STRATEGIC      CONSERVATIVE                       FLEXIBLE
                                                       GROWTH           GROWTH         BALANCED          INCOME           INCOME
                                                      PORTFOLIO        PORTFOLIO       PORTFOLIO        PORTFOLIO        PORTFOLIO
                                                    ------------     ------------     ------------     ------------    ------------
Net investment income/(loss) ....................   $   (327,265)    $  2,141,908     $  3,795,331     $    666,597    $    919,616
Net realized gain/(loss) on investments
   during the year ..............................         70,811          634,997        1,600,513          180,143            (146)
Capital gain distribution received ..............      8,834,729       29,135,400       21,083,866          950,791            --
Net unrealized appreciation of
   investments during the year ..................      2,307,572        7,816,736        1,378,617           38,924         368,927
                                                    ------------     ------------     ------------     ------------    ------------
Net increase in net assets
   resulting from operations ....................     10,885,847       39,729,041       27,858,327        1,836,455       1,288,397
Distributions to shareholders from:
   Net investment income:
     Class A Shares .............................           --           (974,521)      (2,029,043)        (390,981)       (687,206)
     Class B Shares .............................           --         (1,167,578)      (1,843,104)        (296,913)       (250,566)
   Distributions in excess of net investment
     income:
     Class A Shares .............................       (950,866)      (4,768,523)      (4,295,670)        (200,387)           (979)
     Class B Shares .............................     (2,366,606)      (5,713,185)      (3,902,019)        (152,174)           (357)
   Net realized gains on investments:
     Class A Shares .............................        (53,136)        (709,436)      (1,050,143)        (218,896)           --
     Class B Shares .............................       (140,517)        (922,315)      (1,095,753)        (167,811)           --
Net increase/(decrease) in net assets from
   Fund share transactions:
     Class A Shares .............................      2,069,016      (32,508,160)     (14,387,577)      (4,062,849)     (5,873,876)
     Class B Shares .............................     10,004,844       (3,587,306)       8,172,018          147,178        (544,041)
                                                    ------------     ------------     ------------     ------------    ------------
Net increase/(decrease) in net assets ...........     19,448,582      (10,621,983)       7,427,036       (3,506,378)     (6,068,628)
NET ASSETS:
Beginning of year ...............................     50,054,791      294,837,738      209,242,247       19,998,249      17,946,445
                                                    ------------     ------------     ------------     ------------    ------------
End of year .....................................   $ 69,503,373     $284,215,755     $216,669,283     $ 16,491,871    $ 11,877,817
                                                    ============     ============     ============     ============    ============

Undistributed net investment income
   at end of year ...............................   $    343,195     $  2,093,956     $  1,751,125     $     96,037    $      4,670
                                                    ============     ============     ============     ============    ============

                                                 See Notes to Financial Statements.

STATEMENTS of CHANGES in NET assets -- CAPITAL stock ACTIVITY

WM Group of Funds
                                             STRATEGIC GROWTH PORTFOLIO                    CONSERVATIVE GROWTH PORTFOLIO
                                    ---------------------------------------------------------------------------------------
                                     SIX MONTHS                                     SIX MONTHS
                                       ENDED           PERIOD          YEAR           ENDED           PERIOD          YEAR
                                      04/30/99         ENDED          ENDED          04/30/99         ENDED           ENDED
                                    (UNAUDITED)     10/31/98(A)      06/30/98      (UNAUDITED)     10/31/98(A)      06/30/98
                                    ------------   ------------    ------------   ------------    ------------    ------------
AMOUNT
Class A:
Sold .........................      $ 11,903,144   $  4,093,087    $  7,185,762   $ 14,233,200    $  3,500,446    $ 16,883,750
   Issued as reinvestment
     of dividends ............         2,070,954           --           985,685     10,188,147            --         6,378,314
   Redeemed ..................        (5,233,267)    (1,336,913)     (6,102,431)   (14,265,277)     (9,908,928)    (55,770,224)
                                    ------------   ------------    ------------   ------------    ------------    ------------
   Net increase/(decrease) ...      $  8,740,831   $  2,756,174    $  2,069,016   $ 10,156,070    $ (6,408,482)   $(32,508,160)
                                    ============   ============    ============   ============    ============    ============
Class B:
   Sold ......................      $ 27,281,084   $  8,406,722    $ 16,349,909   $ 31,633,120    $ 12,766,400    $ 29,916,859
   Issued as reinvestment
     of dividends ............         5,137,467           --         2,469,178     15,133,435            --         7,663,465
   Redeemed ..................        (6,800,883)    (3,565,950)     (8,814,243)   (24,126,457)    (13,827,547)    (41,167,630)
                                    ------------   ------------    ------------   ------------    ------------    ------------
   Net increase/(decrease) ...      $ 25,617,668   $  4,840,772    $ 10,004,844   $ 22,640,098    $ (1,061,147)   $ (3,587,306)
                                    ============   ============    ============   ============    ============    ============
SHARES
Class A:
   Sold ......................           930,480        353,399         602,394      1,206,867         320,925       1,496,544
   Issued as reinvestment
     of dividends ............           173,302           --            93,688        915,226            --           628,647
   Redeemed ..................          (410,353)      (114,051)       (513,861)    (1,207,067)       (909,242)     (4,959,288)
                                    ------------   ------------    ------------   ------------    ------------    ------------
   Net increase/(decrease) ...           693,429        239,348         182,221        915,026        (588,317)     (2,834,097)
                                    ============   ============    ============   ============    ============    ============
Class B:
   Sold ......................         2,143,249        731,727       1,392,992      2,689,686       1,219,668       2,663,779
   Issued as reinvestment
     of dividends ............           433,541           --           236,345      1,368,710            --           758,711
   Redeemed ..................          (540,105)      (323,112)       (743,910)    (2,060,293)     (1,343,665)     (3,691,585)
                                    ------------   ------------    ------------   ------------    ------------    ------------
   Net increase/(decrease) ...         2,036,685        408,615         885,427      1,998,103        (123,997)       (269,095)
                                    ============   ============    ============   ============    ============    ============

(a) Fiscal year end changed to October 31. Prior to this, the fiscal year end was June 30. The amounts reflected are for the period July 1, 1998 through October 31, 1998.

                                        See Notes to Financial Statements.

             BALANCED PORTFOLIO                     FLEXIBLE INCOME PORTFOLIO                      INCOME PORTFOLIO
   -------------------------------------    --------------------------------------     ------------------------------------
   SIX MONTHS                                SIX MONTHS                                 SIX MONTHS
     ENDED         PERIOD         YEAR         ENDED          PERIOD         YEAR         ENDED         PERIOD        YEAR
    04/30/99       ENDED         ENDED        04/30/99        ENDED         ENDED        04/30/99       ENDED         ENDED
  (UNAUDITED)   10/31/98(A)     06/30/98    (UNAUDITED)    10/31/98(A)     06/30/98    (UNAUDITED)   10/31/98(A)    06/30/98
  -----------   -----------     --------    -----------    -----------     --------    -----------   -----------    --------
 $ 16,342,161   $  5,387,129  $ 19,339,371  $  2,808,354  $  1,695,735   $  1,432,574  $  1,862,442  $    520,319  $  1,269,248

    8,349,308        379,722     7,178,526       525,289       102,837        794,058       125,620        65,592       352,767
  (13,570,334)    (8,764,429)  (40,905,474)   (1,492,883)     (729,961)    (6,289,481)   (1,565,113)     (699,146)   (7,495,891)
 ------------   ------------  ------------  ------------  ------------   ------------  ------------  ------------  ------------
 $ 11,121,135   $ (2,997,578) $(14,387,577) $  1,840,760  $  1,068,611   $ (4,062,849) $    422,949  $   (113,235) $ (5,873,876)
 ============   ============  ============  ============  ============   ============  ============  ============  ============

 $ 43,862,695   $ 12,689,247  $ 27,242,146  $ 17,583,985  $  3,993,004   $  1,998,856  $  7,201,024  $  1,926,369  $  1,358,238

    9,940,531        169,403     6,704,966       607,109        74,833        535,294       167,586        54,623       186,208
  (19,024,864)   (11,141,204)  (25,775,094)   (2,328,426)     (536,413)    (2,386,972)   (1,572,246)     (329,684)   (2,088,487)
 ------------   ------------  ------------  ------------  ------------   ------------  ------------  ------------  ------------
 $ 34,778,362   $  1,717,446  $  8,172,018  $ 15,862,668  $  3,531,424   $    147,178  $  5,796,364  $  1,651,308  $   (544,041)
 ============   ============  ============  ============  ============   ============  ============  ============  ============

    1,419,688        495,626     1,719,960       263,125       162,071        134,118       182,122        50,467       123,065

      763,505         35,208       676,566        49,380         9,780         75,144        12,296         6,367        34,204
   (1,184,227)      (796,592)   (3,640,170)     (141,206)      (69,274)      (586,227)     (153,375)      (67,860)     (727,213)
 ------------   ------------  ------------  ------------  ------------   ------------  ------------  ------------  ------------
      998,966       (265,758)   (1,243,644)      171,299       102,577       (376,965)       41,043       (11,026)     (569,944)
 ============   ============  ============  ============  ============   ============  ============  ============  ============

    3,814,158      1,157,429     2,426,948     1,633,117       380,195        185,916       705,125       187,661       131,591

      903,707         15,550       635,623        57,118         7,114         50,797        16,416         5,303        18,089
   (1,658,726)    (1,020,050)   (2,292,460)     (215,787)      (51,101)      (223,256)     (153,987)      (31,983)     (202,516)
 ------------   ------------  ------------  ------------  ------------   ------------  ------------  ------------  ------------
    3,059,139        152,929       770,111     1,474,448       336,208         13,457       567,554       160,981       (52,836)
 ============   ============  ============  ============  ============   ============  ============  ============  ============

                                                See Notes to Financial Statements.

FINANCIAL highlights

STRATEGIC GROWTH PORTFOLIO

FOR A PORTFOLIO SHARE OUTSTANDING THROUGHOUT EACH PERIOD.
                             INCOME FROM INVESTMENT OPERATIONS                             LESS DISTRIBUTIONS
                             ---------------------------------        -------------------------------------------------------------

                                             NET                                   DISTRIBUTIONS
                  NET          NET       REALIZED AND                 DIVIDENDS      IN EXCESS      DISTRIBUTIONS
              ASSET VALUE,  INVESTMENT   UNREALIZED      TOTAL FROM    FROM NET        OF NET            FROM
               BEGINNING     INCOME/    GAIN/(LOSS) ON   INVESTMENT   INVESTMENT      INVESTMENT      NET REALIZED        TOTAL
               OF PERIOD      (LOSS)     INVESTMENTS     OPERATIONS    INCOME           INCOME        CAPITAL GAINS    DISTRIBUTIONS
               ---------      ------     -----------     ----------    ------           ------        -------------    -------------
Class A
04/30/99
(unaudited)     $ 11.67       $  0.01      $  3.46         $  3.47     $ (0.01)       $ (0.40)         $ (0.80)          $ (1.21)
10/31/98(c)       12.66         (0.02)       (0.97)          (0.99)       --             --               --                --
06/30/98          11.26         0.00#         2.12            2.12        --            (0.68)           (0.04)            (0.72)
06/30/97*         10.00         (0.02)        1.90            1.88        --            (0.62)           (0.00)#           (0.62)

Class B
04/30/99
(unaudited)       11.52         (0.03)        3.41            3.38        --            (0.32)           (0.80)            (1.12)
10/31/98(c)       12.53         (0.05)       (0.96)          (1.01)       --             --               --                --
06/30/98          11.19         (0.09)        2.11            2.02        --            (0.64)           (0.04)            (0.68)
06/30/97*         10.00         (0.10)        1.90            1.80        --            (0.61)           (0.00)#           (0.61)

----------
  * The Portfolio's Class A Shares and Class B Shares commenced operations on July 25, 1996.
 ** Annualized.
  # Amount represents less than $0.01 per share. Total return is not annualized for periods less than one year and does not reflect any applicable sales charges. The total return would have been lower if certain fees had not been waived and expenses reimbursed by the investment advisor or if fees had not been reduced by credits allowed by the custodian. Per share numbers have been calculated using the average shares method.
(a) The Portfolio also will indirectly bear its prorated share of expenses of the Underlying Funds. (b) Ratio of operating expenses to average net assets includes expenses paid indirectly. (c) Fiscal year end changed to October 31. Prior to this, the fiscal year end was June 30.

                                        See Notes to Financial Statements.

                                                           RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
                                       --------------------------------------------------------------------------------------------
                                                                                                              RATIO OF OPERATING
                                                                                                             EXPENSES TO AVERAGE
                                                                                                              NET ASSETS WITHOUT
                                                          RATIO OF           RATIO OF                        FEE WAIVERS, EXPENSES
                                                          OPERATING        NET INVESTMENT                      REIMBURSED AND/OR
                                        NET ASSETS,      EXPENSES TO       INCOME/(LOSS)       PORTFOLIO        FEES REDUCED BY
NET ASSET VALUE,                      END OF PERIOD      AVERAGE NET         TO AVERAGE        TURNOVER        CREDITS ALLOWED BY
 END OF PERIOD       TOTAL RETURN+     (IN 000'S)        ASSETS(A)(B)        NET ASSETS          RATE           THE CUSTODIAN(A)
 -------------       -------------     ----------        ------------        ----------          ----           ----------------
    $ 13.93             31.45%          $ 33,176            1.06%**             0.22%**          19%                  1.11%**
      11.67             (7.82)%           19,690            0.95%**            (0.53)%**         10%                  1.13%**
      12.66             20.11%            18,330            0.94%               0.01%            23%                  1.08
      11.26             19.33%            14,253            0.90%**            (0.19)%**         33%                  1.45%**

      13.78             31.01%            89,988            1.81%**            (0.53)%**         19%                  1.86%**
      11.52             (8.06)%           51,752            1.70%**            (1.28)%**         10%                  1.88%**
      12.53             19.24%            51,173            1.68%              (0.74)%           23%                  1.83%
      11.19             18.48%            35,802            1.65%**            (0.94)%**         33%                  2.20%**

                                        See Notes to Financial Statements.

FINANCIAL highlights

CONSERVATIVE GROWTH PORTFOLIO

FOR A PORTFOLIO SHARE OUTSTANDING THROUGHOUT EACH PERIOD.
                             INCOME FROM INVESTMENT OPERATIONS                             LESS DISTRIBUTIONS
                             ---------------------------------        -------------------------------------------------------------

                                             NET                                   DISTRIBUTIONS
                  NET          NET       REALIZED AND                 DIVIDENDS      IN EXCESS      DISTRIBUTIONS
              ASSET VALUE,  INVESTMENT   UNREALIZED      TOTAL FROM    FROM NET        OF NET            FROM
               BEGINNING     INCOME/    GAIN/(LOSS) ON   INVESTMENT   INVESTMENT      INVESTMENT      NET REALIZED        TOTAL
               OF PERIOD      (LOSS)     INVESTMENTS     OPERATIONS    INCOME           INCOME        CAPITAL GAINS    DISTRIBUTIONS
               ---------      ------     -----------     ----------    ------           ------        -------------    -------------

Class A
04/30/99
(unaudited)     $ 10.97       $  0.05      $  2.94         $  2.99     $ (0.18)       $ (0.24)         $ (0.74)          $ (1.16)
10/31/98(c)       11.84          0.01        (0.88)          (0.87)       --             --               --                --
06/30/98          10.86          0.13         1.42            1.55       (0.09)         (0.42)           (0.06)            (0.57)
06/30/97*         10.00          0.08         1.32            1.40       (0.08)         (0.46)            --               (0.54)

Class B
04/30/99
(unaudited)       10.85        0.00 #         2.91            2.91       (0.10)         (0.24)           (0.74)            (1.08)
10/31/98(c)       11.74         (0.03)       (0.86)          (0.89)       --             --               --                --
06/30/98          10.80          0.04         1.43            1.47       (0.08)         (0.39)           (0.06)            (0.53)
06/30/97*         10.00          0.01         1.31            1.32       (0.01)         (0.51)            --               (0.52)

----------
  * The Portfolio's Class A Shares and Class B Shares commenced operations on July 25, 1996.
 ** Annualized.
  # Amount represents less than $0.01 per share. Total return is not annualized for periods less than one year and does not reflect any applicable sales charges. The total return would have been lower if certain fees had not been waived and expenses reimbursed by the investment advisor or if fees had not been reduced by credits allowed by the custodian. Per share numbers have been calculated using the average shares method.
(a) The Portfolio also will indirectly bear its prorated share of expenses of the Underlying Funds. (b) Ratio of operating expenses to average net assets includes expenses paid indirectly. (c) Fiscal year end changed to October 31. Prior to this, the fiscal year end was June 30.

                                        See Notes to Financial Statements.

                                                           RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
                                       --------------------------------------------------------------------------------------------
                                                                                                              RATIO OF OPERATING
                                                                                                             EXPENSES TO AVERAGE
                                                                                                              NET ASSETS WITHOUT
                                                          RATIO OF           RATIO OF                        FEE WAIVERS, EXPENSES
                                                          OPERATING        NET INVESTMENT                      REIMBURSED AND/OR
                                        NET ASSETS,      EXPENSES TO       INCOME/(LOSS)       PORTFOLIO        FEES REDUCED BY
NET ASSET VALUE,                      END OF PERIOD      AVERAGE NET         TO AVERAGE        TURNOVER        CREDITS ALLOWED BY
 END OF PERIOD       TOTAL RETURN+     (IN 000'S)        ASSETS(A)(B)        NET ASSETS          RATE           THE CUSTODIAN(A)
 -------------       -------------     ----------        ------------        ----------          ----           ----------------

    $ 12.80             28.80%          $128,413             1.00%**             0.83%**          13%                  1.04%**
      10.97             (7.35)%          100,024             0.95%**             0.05%**           9%                  1.03%**
      11.84             15.18%           114,946             0.95%               1.17%            28%                  1.00%
      10.86             14.39%           136,141             0.92%**             0.81%**          20%                  1.17%**

      12.68             28.33%           206,683             1.75%**             0.08%**          13%                  1.79%**
      10.85             (7.58)%          155,064             1.70%**            (0.70)%**          9%                  1.78%**
      11.74             14.44%           169,269             1.70%               0.40%            28%                  1.74%
      10.80             13.59%           158,697             1.67%**             0.06%**          20%                  1.92%**

                                        See Notes to Financial Statements.

FINANCIAL highlights

BALANCED PORTFOLIO

FOR A PORTFOLIO SHARE OUTSTANDING THROUGHOUT EACH PERIOD.
                             INCOME FROM INVESTMENT OPERATIONS                             LESS DISTRIBUTIONS
                             ---------------------------------        -------------------------------------------------------------

                                             NET                                   DISTRIBUTIONS
                  NET          NET       REALIZED AND                 DIVIDENDS      IN EXCESS      DISTRIBUTIONS
              ASSET VALUE,  INVESTMENT   UNREALIZED      TOTAL FROM    FROM NET        OF NET            FROM
               BEGINNING     INCOME/    GAIN/(LOSS) ON   INVESTMENT   INVESTMENT      INVESTMENT      NET REALIZED        TOTAL
               OF PERIOD      (LOSS)     INVESTMENTS     OPERATIONS    INCOME           INCOME        CAPITAL GAINS    DISTRIBUTIONS
               ---------      ------     -----------     ----------    ------           ------        -------------    -------------
Class A
04/30/99
(unaudited)     $ 11.02       $  0.11      $  1.98         $  2.09     $ (0.22)       $ (0.14)         $ (0.67)          $ (1.03)
10/31/98(c)       11.63          0.05        (0.61)          (0.56)      (0.05)          --               --               (0.05)
06/30/98          10.95          0.22         1.25            1.47       (0.23)         (0.45)           (0.11)            (0.79)
06/30/97*         10.00          0.20         1.27            1.47       (0.20)         (0.32)           (0.00)#           (0.52)

Class B
04/30/99
(unaudited)       11.02          0.07         1.99            2.06       (0.19)         (0.14)           (0.67)            (1.00)
10/31/98(c)       11.63          0.02        (0.61)          (0.59)      (0.02)          --               --               (0.02)
06/30/98          10.95          0.17         1.22            1.39       (0.20)         (0.40)           (0.11)            (0.71)
06/30/97*         10.00          0.14         1.25            1.39       (0.14)         (0.30)           (0.00)#           (0.44)

----------
  * The Portfolio's Class A Shares and Class B Shares commenced operations on July 25, 1996.
 ** Annualized.
  # Amount represents less than $0.01 per share. Total return is not annualized for periods less than one year and does not reflect any applicable sales charges. The total return would have been lower if certain fees had not been waived and expenses reimbursed by the investment advisor or if fees had not been reduced by credits allowed by the custodian. Per share numbers have been calculated using the average shares method.
(a) The Portfolio also will indirectly bear its prorated share of expenses of the Underlying Funds. (b) Ratio of operating expenses to average net assets includes expenses paid indirectly. (c) Fiscal year end changed to October 31. Prior to this, the fiscal year end was June 30.

                                        See Notes to Financial Statements.

                                                           RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
                                       --------------------------------------------------------------------------------------------
                                                                                                              RATIO OF OPERATING
                                                                                                             EXPENSES TO AVERAGE
                                                                                                              NET ASSETS WITHOUT
                                                          RATIO OF           RATIO OF                        FEE WAIVERS, EXPENSES
                                                          OPERATING        NET INVESTMENT                      REIMBURSED AND/OR
                                        NET ASSETS,      EXPENSES TO       INCOME/(LOSS)       PORTFOLIO        FEES REDUCED BY
NET ASSET VALUE,                      END OF PERIOD      AVERAGE NET         TO AVERAGE        TURNOVER        CREDITS ALLOWED BY
 END OF PERIOD       TOTAL RETURN+     (IN 000'S)        ASSETS(A)(B)        NET ASSETS          RATE           THE CUSTODIAN(A)
 -------------       -------------     ----------        ------------        ----------          ----           ----------------

    $ 12.08             20.05%          $114,570             1.01%**             1.91%**          35%                  1.04%**
      11.02             (4.85)%           93,491             0.95%**             1.22%**           3%                  1.02%**
      11.63             14.32%           101,726             0.95%               2.14%            29%                  1.00%
      10.95             15.02%           109,421             0.92%**             2.48%**          46%                  1.17%**

      12.08             19.71%           158,170             1.76%**             1.16%**          35%                  1.79%**
      11.02             (5.09)%          110,626             1.70%**             0.47%**           3%                  1.77%**
      11.63             13.47%           114,944             1.70%               1.39%            29%                  1.75%
      10.95             14.23%            99,821             1.67%**             1.73%**          46%                  1.92%**


                                        See Notes to Financial Statements.

FINANCIAL highlights

FLEXIBLE INCOME PORTFOLIO

FOR A PORTFOLIO SHARE OUTSTANDING THROUGHOUT EACH PERIOD.
                             INCOME FROM INVESTMENT OPERATIONS                             LESS DISTRIBUTIONS
                             ---------------------------------        -------------------------------------------------------------

                                             NET                                   DISTRIBUTIONS
                  NET          NET       REALIZED AND                 DIVIDENDS      IN EXCESS      DISTRIBUTIONS
              ASSET VALUE,  INVESTMENT   UNREALIZED      TOTAL FROM    FROM NET        OF NET            FROM
               BEGINNING     INCOME/    GAIN/(LOSS) ON   INVESTMENT   INVESTMENT      INVESTMENT      NET REALIZED        TOTAL
               OF PERIOD      (LOSS)     INVESTMENTS     OPERATIONS    INCOME           INCOME        CAPITAL GAINS    DISTRIBUTIONS
               ---------      ------     -----------     ----------    ------           ------        -------------    -------------
Class A
04/30/99
 (unaudited)    $ 10.63       $  0.19      $  0.70         $  0.89     $ (0.25)       $ (0.02)         $ (0.29)          $ (0.56)
10/31/98(c)       10.79          0.12        (0.15)          (0.03)      (0.13)          --               --               (0.13)
06/30/98          10.57          0.45         0.67            1.12       (0.45)         (0.21)           (0.24)            (0.90)
06/30/97*         10.00          0.43         0.70            1.13       (0.43)         (0.13)           (0.00)#           (0.56)

Class B
04/30/99
 (unaudited)      10.63          0.15         0.70            0.85       (0.21)         (0.02)           (0.29)            (0.52)
10/31/98(c)       10.79          0.10        (0.16)          (0.06)      (0.10)          --               --               (0.10)
06/30/98          10.57          0.31         0.73            1.04       (0.37)         (0.21)           (0.24)            (0.82)
06/30/97*         10.00          0.38         0.68            1.06       (0.38)         (0.11)           (0.00)#           (0.49)

----------
  * The Portfolio's Class A Shares and Class B Shares commenced operations on July 25, 1996.
 ** Annualized.
  # Amount represents less than $0.01 per share. Total return is not annualized for periods less than one year and does not reflect any applicable sales charges. The total return would have been lower if certain fees had not been waived and expenses reimbursed by the investment advisor or if fees had not been reduced by credits allowed by the custodian. Per share numbers have been calculated using the average shares method.
(a) The Portfolio also will indirectly bear its prorated share of expenses of the Underlying Funds. (b) Ratio of operating expenses to average net assets includes expenses paid indirectly. (c) Fiscal year end changed to October 31. Prior to this, the fiscal year end was June 30.

                                        See Notes to Financial Statements.

                                                           RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
                                       --------------------------------------------------------------------------------------------
                                                                                                              RATIO OF OPERATING
                                                                                                             EXPENSES TO AVERAGE
                                                                                                              NET ASSETS WITHOUT
                                                          RATIO OF           RATIO OF                        FEE WAIVERS, EXPENSES
                                                          OPERATING        NET INVESTMENT                      REIMBURSED AND/OR
                                        NET ASSETS,      EXPENSES TO       INCOME/(LOSS)       PORTFOLIO        FEES REDUCED BY
NET ASSET VALUE,                      END OF PERIOD      AVERAGE NET         TO AVERAGE        TURNOVER        CREDITS ALLOWED BY
 END OF PERIOD       TOTAL RETURN+     (IN 000'S)        ASSETS(A)(B)        NET ASSETS          RATE           THE CUSTODIAN(A)
 -------------       -------------     ----------        ------------        ----------          ----           ----------------
    $ 10.96              8.68%          $ 11,949             0.98%**             3.57%**          30%                  1.21%**
      10.63             (0.26)%            9,766             0.95%**             3.62%**          15%                  1.37%**
      10.79             11.07%             8,808             0.95%               4.07%            24%                  1.23%
      10.57             11.58%            12,613             0.92%**             4.95%**          54%                  1.67%**

      10.96              8.30%            27,643             1.72%**             2.83%**          30%                  1.95%**
      10.63             (0.51)%           11,142             1.70%**             2.87%**          15%                  2.12%**
      10.79             10.24%             7,684             1.70%               3.32%            24%                  1.98%
      10.57             10.80%             7,385             1.67%**             4.20%**          54%                  2.42%**

                                        See Notes to Financial Statements.

FINANCIAL highlights

INCOME PORTFOLIO

FOR A PORTFOLIO SHARE OUTSTANDING THROUGHOUT EACH PERIOD.

                             INCOME FROM INVESTMENT OPERATIONS                             LESS DISTRIBUTIONS
                             ---------------------------------        -------------------------------------------------------------

                                             NET                                   DISTRIBUTIONS
                  NET          NET       REALIZED AND                 DIVIDENDS      IN EXCESS      DISTRIBUTIONS
              ASSET VALUE,  INVESTMENT   UNREALIZED      TOTAL FROM    FROM NET        OF NET            FROM
               BEGINNING     INCOME/    GAIN/(LOSS) ON   INVESTMENT   INVESTMENT      INVESTMENT      NET REALIZED        TOTAL
               OF PERIOD      (LOSS)     INVESTMENTS     OPERATIONS    INCOME           INCOME        CAPITAL GAINS    DISTRIBUTIONS
               ---------      ------     -----------     ----------    ------           ------        -------------    -------------
Class A
04/30/99
 (unaudited)    $ 10.25       $  0.28      $ (0.02)        $  0.26     $ (0.29)       $ (0.01)         $ (0.02)          $ (0.32)
10/31/98(c)       10.34          0.19        (0.09)           0.10       (0.19)          --               --               (0.19)
06/30/98          10.13          0.64         0.22            0.86       (0.65)       (0.00)#             --               (0.65)
06/30/97*         10.00          0.58         0.14##          0.72       (0.58)         (0.01)         (0.00)#             (0.59)

Class B
04/30/99
 (unaudited)      10.25          0.25        (0.03)           0.22       (0.25)         (0.01)           (0.02)            (0.28)
10/31/98(c)       10.34          0.16        (0.09)           0.07       (0.16)          --               --               (0.16)
06/30/98          10.13          0.56         0.22            0.78       (0.57)       (0.00)#             --               (0.57)
06/30/97*         10.00          0.51         0.14##          0.65       (0.51)         (0.01)         (0.00)#             (0.52)

----------
  * The Portfolio's Class A Shares and Class B Shares commenced operations on July 25, 1996.
 ** Annualized.
  # Amount represents less than $0.01 per share.
##  The amount shown may not accord with the change in the aggregate gains and losses of portfolio securities due to timing of sales and redemptions of Portfolio shares. Total return is not annualized for periods less than one year and does not reflect any applicable sales charges. The total return would have been lower if certain fees had not been waived and expenses reimbursed by the investment advisor or if fees had not been reduced by credits allowed by the custodian. Per share numbers have been calculated using the average shares method.
(a) The Portfolio also will indirectly bear its prorated share of expenses of the Underlying Funds. (b) Ratio of operating expenses to average net assets includes expenses paid indirectly. (c) Fiscal year end changed to October 31. Prior to this, the fiscal year end was June 30.

                                        See Notes to Financial Statements.

                                                           RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
                                       --------------------------------------------------------------------------------------------
                                                                                                              RATIO OF OPERATING
                                                                                                             EXPENSES TO AVERAGE
                                                                                                              NET ASSETS WITHOUT
                                                          RATIO OF           RATIO OF                        FEE WAIVERS, EXPENSES
                                                          OPERATING        NET INVESTMENT                      REIMBURSED AND/OR
                                        NET ASSETS,      EXPENSES TO       INCOME/(LOSS)       PORTFOLIO        FEES REDUCED BY
NET ASSET VALUE,                      END OF PERIOD      AVERAGE NET         TO AVERAGE        TURNOVER        CREDITS ALLOWED BY
 END OF PERIOD       TOTAL RETURN+     (IN 000'S)        ASSETS(A)(B)        NET ASSETS          RATE           THE CUSTODIAN(A)
 -------------       -------------     ----------        ------------        ----------          ----           ----------------
    $ 10.19              2.50%          $  7,983             0.99%**             5.59%**          29%                  1.32%**
      10.25              0.96%             7,611             0.95%**             5.40%**          22%                  1.53%**
      10.34              8.71%             7,793             0.95%               6.23%            14%                  1.25%
      10.13              7.38%            13,410             0.93%**             6.09%**          56%                  1.65%**

      10.19              2.12%            11,446             1.74%**             4.84%**          29%                  2.07%**
      10.25              0.70%             5,698             1.70%**             4.65%**          22%                  2.28%**
      10.34              7.90%             4,084             1.70%               5.48%            14%                  2.01%
      10.13              6.63%             4,537             1.68%**             5.34%**          56%                  2.40%**

                                        See Notes to Financial Statements.

PORTFOLIO OF INVESTMENTS

STRATEGIC GROWTH PORTFOLIO
APRIL 30, 1999 (UNAUDITED)

   SHARES                                                            VALUE
   ------                                                            -----
INVESTMENT COMPANY SECURITIES - 99.0%
1,928,097      WM Growth Fund ................................   $ 50,978,883
2,135,117      WM Growth & Income Fund .......................     53,100,379
1,350,709      WM International Growth Fund ..................     12,993,817
2,447,150      WM Money Market Fund ..........................      2,447,150
1,013,590      WM Short Term High Quality Bond Fund ..........      2,361,665
                                                                 ------------
               Total Investment Company Securities
                  (Cost $99,804,593) .........................    121,881,894
                                                                 ------------

  PRINCIPAL
   AMOUNT

REPURCHASE AGREEMENT - 1.0%
(Cost $1,238,000)
$1,238,000     Agreement with Boston Safe Deposit & Trust Company,
                  4.150% dated 04/30/1999, to be repurchased at
                  $1,238,428 on 05/03/1999 collateralized by
                  $1,262,760 Federal Home Loan Mortgage
                  Corporation, 6.000% due 12/01/2013 (Market
                  Value $1,274,419) ..........................     1,238,000
                                                                 ------------

TOTAL INVESTMENTS (Cost $101,042,593*) .........        100.0%    123,119,894
OTHER ASSETS AND LIABILITIES (Net) .............          0.0#         43,173
                                                        ------   ------------
NET ASSETS .....................................        100.0%   $123,163,067
                                                        =====    ============
---------------
* Aggregate cost for federal tax purposes.
# Amount represents less than 0.1% of net assets.

                       See Notes to Financial Statements.

PORTFOLIO OF INVESTMENTS

CONSERVATIVE GROWTH PORTFOLIO
APRIL 30, 1999 (UNAUDITED)

   SHARES                                                            VALUE
   ------                                                            -----

INVESTMENT COMPANY SECURITIES - 99.1%
 4,249,346     WM Growth Fund  ...............................   $112,352,704
 5,217,629     WM Growth & Income Fund .......................    129,762,421
 1,725,141     WM High Yield Fund ............................     15,871,298
 5,066,206     WM International Growth Fund ..................     48,736,901
25,229,829     WM Money Market Fund ..........................     25,229,829
                                                                 ------------
               Total Investment Company Securities
                (Cost $269,633,516) ..........................    331,953,153
                                                                 ------------

  PRINCIPAL
   AMOUNT
  --------

REPURCHASE AGREEMENT - 0.9%
(Cost $3,097,000)
$ 3,097,000    Agreement with Boston Safe Deposit & Trust
                 Company, 4.150% dated 04/30/1999, to be
                 repurchased at $3,098,071 on 05/03/1999
                 collateralized by $3,158,940 Federal Home
                 Loan Mortgage Corporation, 6.000% due
                 12/01/2013 (Market Value $3,167,647) ........      3,097,000
                                                                 ------------
TOTAL INVESTMENTS (Cost $272,730,516*)................. 100.0%    335,050,153
OTHER ASSETS AND LIABILITIES (Net) ....................   0.0#         46,434
                                                        -----    ------------
NET ASSETS ............................................ 100.0%   $335,096,587
                                                        =====    ============
---------------
* Aggregate cost for federal tax purposes.
# Amount represents less than 0.1% of net assets.

                       See Notes to Financial Statements.

PORTFOLIO OF INVESTMENTS

BALANCED PORTFOLIO
APRIL 30, 1999 (UNAUDITED)

   SHARES                                                            VALUE
   ------                                                            -----

INVESTMENT COMPANY SECURITIES - 98.2%
 2,430,040     WM Growth Fund ................................   $ 64,250,253
 2,948,137     WM Growth & Income Fund .......................     73,320,181
 1,437,251     WM High Yield Fund ............................     13,222,707
 4,136,229     WM International Growth Fund ..................     39,790,504
18,069,920     WM Money Market Fund ..........................     18,069,920
 9,999,392     WM Short Term High Quality Bond Fund ..........     23,298,585
 3,317,327     WM U.S. Government Securities Fund ............     35,893,493
                                                                 ------------
                Total Investment Company Securities
                (Cost $233,443,184) ..........................    267,845,643
                                                                 ------------

  Principal
   Amount
  --------

REPURCHASE AGREEMENT - 0.8%
(Cost $2,300,000)
$ 2,300,000    Agreement with Boston Safe Deposit & Trust
                 Company, 4.150% dated 04/30/1999, to be
                 repurchased at $2,300,795 on 05/03/1999
                 collateralized by $2,346,000 Federal
                 Home Loan Mortgage Corporation, 6.000%
                 due 12/01/2013  (Market Value $2,352,941)....      2,300,000
                                                                 ------------
TOTAL INVESTMENTS (Cost $235,743,184*) ................  99.0%    270,145,643
OTHER ASSETS AND LIABILITIES (Net) ....................   1.0       2,595,146
                                                        -----    ------------
NET ASSETS ............................................ 100.0%   $272,740,789
                                                        =====    ============

---------------
* Aggregate cost for federal tax purposes.

                       See Notes to Financial Statements.

PORTFOLIO OF INVESTMENTS

FLEXIBLE INCOME PORTFOLIO
APRIL 30, 1999 (UNAUDITED)

   SHARES                                                            VALUE
   ------                                                            -----

INVESTMENT COMPANY SECURITIES - 96.5%
   76,466      WM Growth Fund ................................   $  2,021,751
  318,613      WM Growth & Income Fund .......................      7,923,909
  211,141      WM High Yield Fund ............................      1,942,500
  804,739      WM Income Fund ................................      7,516,265
3,760,258      WM Money Market Fund ..........................      3,760,258
3,246,026      WM Short Term High Quality Securities Fund ....      7,563,241
  692,372      WM U.S. Government Securities Fund ............      7,491,468
                                                                 ------------
               Total Investment Company Securities
                  (Cost $36,715,500) .........................     38,219,392
                                                                 ------------

  Principal
   Amount
  ---------

REPURCHASE AGREEMENT - 1.9%
(Cost $755,000)
$ 755,000      Agreement with Boston Safe Deposit & Trust
                 Company, 4.150% dated 04/30/1999, to be
                 repurchased at $755,261 on 05/03/1999
                 collateralized by $770,100 Federal Home Loan
                 Mortgage Corporation, 6.000% due 12/01/2013
                 (Market Value $772,549) .....................        755,000
                                                                 ------------
TOTAL INVESTMENTS (Cost $37,470,500*) .................  98.4%     38,974,392
OTHER ASSETS AND LIABILITIES (Net).....................   1.6         618,154
                                                        -----    ------------
NET ASSETS ............................................ 100.0%   $ 39,592,546
                                                        =====    ============
---------------
*    Aggregate cost for federal tax purposes.

                       See Notes to Financial Statements.

PORTFOLIO OF INVESTMENTS

INCOME PORTFOLIO
APRIL 30, 1999 (UNAUDITED)

    SHARES                                                            VALUE
   ------                                                            -----

INVESTMENT COMPANY SECURITIES - 98.7%
  321,779      WM High Yield Fund ............................   $  2,960,368
  612,909      WM Income Fund ................................      5,724,571
2,860,871      WM Money Market Fund ..........................      2,860,871
1,237,366      WM Short Term High Quality Bond Fund ..........      2,883,062
  439,361      WM U.S. Government Securities Fund ............      4,753,888
                                                                 ------------
TOTAL INVESTMENTS (Cost $19,130,563*) .................  98.7%     19,182,760
OTHER ASSETS AND LIABILITIES (Net) ....................   1.3         246,171
                                                        -----    ------------
NET ASSETS ............................................ 100.0%   $ 19,428,931
                                                        =====    ============
---------------
* Aggregate cost for federal tax purposes.

                       See Notes to Financial Statements.

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NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

WM GROUP OF FUNDS

1. ORGANIZATION AND BUSINESS

WM Strategic Asset Management Portfolios (the "Trust") was organized under the laws of the Commonwealth of Massachusetts on March 26, 1996 as a business entity commonly known as a "Massachusetts business trust." The Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust was established in order to offer a range of asset allocation strategies to accommodate different investment philosophies and goals. The Trust offers five portfolios; the Strategic Growth and the Conservative Growth (the "Equity Portfolios"), Balanced , Flexible Income and Income Portfolios (the "Fixed Income Portfolios") (each a "Portfolio" and collectively, the "Portfolios"). Each of the Portfolios offers two classes of shares: Class A shares and Class B shares. Class A shares are subject to an initial sales charge at the time of purchase. Certain Class A shares purchased without an initial sales charge may be subject to a contingent deferred sales charge ("CDSC") if redeemed within two years of purchase. Class B shares are not subject to an initial sales charge. Class B shares are subject to a CDSC if redeemed within five years from the date of purchase.

Each of the Portfolios invests, within certain percentage ranges, in Class I Shares of certain funds in the WM Group of Funds and certain other mutual funds (collectively, the "Underlying Funds"). Each Portfolio typically allocates its assets, within determined percentage ranges, among certain of the Underlying Funds. The percentages reflect the extent to which each Portfolio can invest in the particular market segment represented by each Underlying Fund, and the varying degrees of potential investment risk and reward represented by each Portfolio's investments in those market segments and their corresponding Underlying Funds. WM Advisors, Inc. (the "Advisor" or "WM Advisors"), a wholly-owned subsidiary of Washington Mutual, Inc. ("Washington Mutual"), may alter these percentage ranges when it deems appropriate. The assets of each Portfolio will be allocated among the Underlying Funds in accordance with its investment objective based on the Advisor's outlook for the economy and the financial markets and the relative market valuations of the Underlying Funds. In addition, in order to meet liquidity needs or for temporary defensive purposes, each Portfolio may invest its assets directly in cash, stock or bond index futures, options, money market securities and certain short-term debt instruments.

2. SIGNIFICANT ACCOUNTING POLICIES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates. The following is a summary of significant accounting policies consistently followed by the Portfolios in the preparation of their financial statements.

PORTFOLIO VALUATION:

Investments in the Underlying Funds are valued at net asset value per Class I share of the respective Underlying Funds determined as of the close of the New York Stock Exchange on each valuation date. Short- term debt securities that mature in 60 days or less are valued at amortized cost.

REPURCHASE AGREEMENTS:

Each Portfolio may engage in repurchase agreement transactions. Under the terms of a typical repurchase agreement, the Portfolio, through its custodian, takes possession of an underlying debt obligation subject to an obligation of the seller to repurchase. The Portfolio is then obligated to resell the obligation at an agreed upon price and time, thereby determining the yield during the Portfolio's holding period. The value of the collateral is at all times at least equal to the total amount of the repurchase obligation, including interest. In the event of counterparty default, the Portfolio would seek to use the collateral to offset losses incurred. There is potential loss to the Portfolio in the event the Portfolio is delayed or prevented from exercising its right to dispose of the collateral securities, including the risk of a possible decline in the value of the underlying securities during the period while the Portfolio seeks to assert its rights. WM Advisors, acting under the supervision of the Board of Trustees, reviews the value of the collateral and the credit worthiness of those banks and dealers with whom each Portfolio enters into repurchase agreements.

SECURITIES TRANSACTIONS AND INVESTMENT INCOME:

Securities transactions are recorded as of the trade date (the date the order to buy or sell is executed). Realized gains and losses from securities sold are recorded on the identified cost basis. Interest income is recorded on the accrual basis and consists of interest accrued and, if applicable, discount accreted less premiums amortized. Dividend income is recorded on the ex-dividend date. Each Portfolio's investment income and realized and unrealized gains and losses are allocated among the Portfolio's classes of shares based upon the relative average net assets of each class.

DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS:

Dividends from net investment income of the Flexible Income Portfolio, Balanced Portfolio and Income Portfolio are declared daily and paid monthly. Dividends from the net investment income of the Conservative Growth Portfolio are declared and paid quarterly. Dividends from the net investment income of the Strategic Growth Portfolio are declared and paid semi-annually. Distributions of any net long-term capital gains earned by a Portfolio are made annually. Distributions of any net short-term capital gains earned by a Portfolio are distributed no less frequently than annually at the discretion of the Board of Trustees. Additional distributions of net investment income and capital gains for each Portfolio may be made at the discretion of the Board of Trustees in order to avoid the application of a 4% non-deductible excise tax on certain undistributed amounts of ordinary income and capital gains. Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of income and gains on various investment securities held by the Portfolios, organizational costs, dividends payable, redesignated distributions and differing characterization of distributions made by each Portfolio as a whole.

FEDERAL INCOME TAXES:

It is each Portfolio's policy to qualify as a regulated investment company by complying with the requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies and by, among other things, distributing substantially all of its taxable and tax-exempt earnings to its shareholders. Therefore, no Federal income tax provision is required.

EXPENSES:

General expenses of the Trust are allocated to all the Portfolios based upon the relative net assets of each Portfolio. In addition, the Portfolios will indirectly bear their prorated share of expenses of the Underlying Funds. Operating expenses directly attributable to a class of shares are charged to the operations of that class of shares. Expenses of each Portfolio not directly attributable to the operations of any class of shares are prorated among the classes to which the expenses relate based on the relative average net assets of each class of shares.

3. INVESTMENT ADVISORY AND OTHER TRANSACTIONS

WM Advisors serves as investment advisor to the Trust. As investment advisor to the Portfolios, WM Advisors provides its proprietary asset allocation services to the Portfolios, formulates the Portfolios' investment policies, analyzes economic and market trends, exercises investment discretion over the assets of the Portfolios and monitors the allocation of each Portfolio's assets and each Portfolio's performance. For its investment advisory services to the Portfolios, WM Advisors is entitled to a monthly fee, at an annual rate of 0.15% of each Portfolio's average daily net assets. WM Shareholder Services, Inc., an indirect wholly-owned subsidiary of Washington Mutual, serves as administrator to the Portfolios and is entitled to a monthly fee at an annual rate of 0.50% of average daily net assets of each Portfolio.

The Advisor has agreed to waive a portion of its management fees and/or reimburse expenses. Fees waived and/or expenses reimbursed by the Advisor for the six months ended April 30, 1999 are as follows:

     NAME OF PORTFOLIO                  FEES WAIVED       EXPENSES REIMBURSED
     -----------------                  -----------       -------------------

     Strategic Growth Portfolio          $25,530                $  --
     Conservative Growth Portfolio        49,644                   --
     Balanced Portfolio                   34,598                   --
     Flexible Income Portfolio            20,517                 11,171
     Income Portfolio                     12,216                 14,852


WM Shareholder Services, Inc. (the "Transfer Agent") serves as the transfer and shareholder servicing agent of the Portfolios. Shareholder servicing fees were paid to the Transfer Agent for services incidental to issuance and transfer of shares, maintaining shareholder lists, and issuing and mailing distributions and reports. The authorized monthly shareholder servicing fees are as follows:

     NAME OF PORTFOLIO                   CLASS A           CLASS B
     -----------------                   -------           -------

The Fixed Income Portfolios               $1.45             $1.55
The Equity Portfolios                      1.25              1.35


Custodian fees for certain Portfolios have been reduced by credits allowed by the custodian for uninvested cash balances. These Portfolios could have invested this cash in income producing investments. Fees reduced by credits allowed by the custodian for the period ended April 30, 1999 are shown separately in the Statements of Operations.

4. TRUSTEES' FEES

No director, officer or employee of Washington Mutual or its subsidiaries receives any compensation from the Trust for serving as an officer or Trustee of the Trust. The Trust, together with other Trusts advised by WM Advisors, Inc., pays each Trustee who is not a director, officer or employee of Washington Mutual or its subsidiaries, $18,000 per annum plus $3,000 per board meeting attended in person and $1,000 per board meeting attended by telephone. The Chairman of the each committee receives $500 per committee meeting attended.

Pursuant to an exemptive order granted by the Securities and Exchange Commission, the Trust's eligible Trustees may participate in a deferred compensation plan (the "Plan") which may be terminated at any time. Under the Plan, Trustees may elect to defer receipt of all or a portion of their fees which, in accordance with the Plan, are invested in mutual fund shares. Upon termination of the Plan, Trustees that have deferred accounts under the Plan will be paid benefits no later than the time the payments would otherwise have been made without regard to such termination. All benefits provided under these plans are funded and any payments to plan participants are paid solely out of the Trust's assets.

5. DISTRIBUTION PLANS

WM Funds Distributor, Inc. (the "Distributor"), a registered broker-dealer and indirect wholly-owned subsidiary of Washington Mutual, serves as distributor for Class A and B shares of the Portfolios. For the six months ended April 30, 1999, the Distributor and WM Financial Services, Inc. ("WM Securities") received $758,993 and $36,664, respectively, representing commissions (front end sales charges) on Class A shares. In addition, the Distributor and WM Securities received $678,559 and $83,183, respectively, representing CDSC Fees from Class B shares.

Each of the Portfolios has adopted two distribution plans, pursuant to Rule 12b-1 under the 1940 Act, one for the Class A shares ("Class A Plan") and one for the Class B shares ("Class B Plan"). Under the Class A and Class B Plans, the Distributor is to be paid a shareholder service fee at an annual rate of 0.25% of the average daily net assets of each Class of shares. In addition, under the Class B Plan, the Distributor is to be paid an annual distribution fee of up to 0.75% of the average daily net asset of the Class B shares of each Portfolio of activities primarily intended to result in the sale of Class B shares for the Portfolios.

6. PURCHASES AND SALES OF SECURITIES

The aggregate cost of purchases and proceeds from sales of securities, excluding U.S. Government and short-term investments, for the six months ended April 30, 1999 were as follows:

     NAME OF PORTFOLIO                    PURCHASES              SALES
     -----------------                    ---------              -----

     Strategic Growth Portfolio         $ 47,304,046        $ 17,985,234
     Conservative Growth Portfolio        54,130,558          37,801,674
     Balanced Portfolio                  114,385,549          82,319,383
     Flexible Income Portfolio            24,977,906           8,246,462
     Income Portfolio                     11,144,410           4,614,652

At April 30, 1999, aggregate gross unrealized appreciation for all Underlying Funds in which there is an excess of value over tax cost and aggregate gross unrealized depreciation for all Underlying Funds in which there is an excess of tax cost over value were as follows:

                                         TAX BASIS            TAX BASIS
                                         UNREALIZED          UNREALIZED
     NAME OF PORTFOLIO                  APPRECIATION        DEPRECIATION
     -----------------                  ------------        ------------

     Strategic Growth Portfolio         $ 22,690,664        $    613,363
     Conservative Growth Portfolio        65,557,564           3,237,927
     Balanced Portfolio                   37,015,835           2,613,376
     Flexible Income Portfolio             1,521,677              17,785
     Income Portfolio                         60,059               7,862

7. SHARES OF BENEFICIAL INTEREST

The Trust may issue an unlimited number of shares of beneficial interest, each without par value.

8. ORGANIZATION COSTS

Expenses incurred in connection with the organization of the Portfolios, including the fees and expenses of registering and qualifying its shares for distribution under federal and state securities regulations, are being amortized on a straight-line basis over a period of five years from commencement of operations of each Portfolio, respectively. In the event any of the initial shares of a Portfolio are redeemed by any holder thereof during the amortization period, the proceeds of such redemptions will be reduced by an amount equal to the pro-rata portion of unamortized deferred organizational expenses in the same proportion as the number of shares being redeemed bears to the number of initial shares of such Portfolio outstanding at the time of such redemption.

9. RISK FACTORS OF THE PORTFOLIOS

Investing in the Underlying Funds through the Portfolios involves certain additional expenses and tax results that would not be present in a direct investment in the Underlying Funds. For example, under certain circumstances, an Underlying Fund may determine to make payment of a redemption request by a Portfolio wholly or partly by a distribution in kind of securities from its portfolio, instead of cash, in accordance with the rules of the Securities and Exchange Commission. In such cases, the Portfolios may hold securities distributed by an Underlying Fund until the Advisor determines that it is appropriate to dispose of such securities.

Certain Underlying Funds may invest a portion of their assets in foreign securities; enter into forward foreign currency transactions; lend their portfolio securities; enter into stock index, interest rate and currency futures contracts, and options on such contracts; enter into interest rate swaps or purchase or sell interest rate caps or floors; engage in other types of options transactions; make short sales; purchase zero coupon and payment-in-kind bonds; engage in repurchase or reverse repurchase agreements; purchase and sell "when-issued" securities and engage in "delayed-delivery" transactions; and engage in various other investment practices each with inherent risks.

The Strategic Growth Portfolio can invest as much as 50% of its total assets in the WM Growth Fund, 50% of its total assets in the WM Emerging Growth Fund and 25% of its total assets in the WM High Yield Fund, each of which Underlying Funds may invest as much as 35% (100% in the case of the High Yield Fund) of its total assets in lower-rated bonds. Securities rated below investment grade generally involve greater price volatility and risk of principal and income and may be less liquid than higher rated securities.

Certain Portfolios may invest as much as 50% of their total assets in the WM Growth or WM Emerging Growth Funds, each of which may invest up to 25% of its total assets in foreign equity securities and as much as 5% of its total assets in securities in developing or emerging markets countries. Certain Portfolios invest as much as 50% of their total assets in the WM International Growth Fund, which invests primarily in the foreign equity securities, and may invest as much as 30% of its total assets in securities in developing or emerging market countries. These investments will subject such Portfolios to risks associated with investing in foreign securities, including those resulting from adverse political and economic developments and the possible imposition of currency exchange restrictions or other foreign laws or restrictions.

The officers and Trustees, the Advisor, the Distributor and Transfer Agent of the Portfolios serve in the same capacity for the Underlying Funds. Conflicts may arise as these persons and companies seek to fulfill their fiduciary responsibilities to both the Portfolios and the Underlying Funds.

From time to time, one or more of the Underlying Funds used for investment by a Portfolio may experience relatively large investments or redemptions due to reallocations or rebalancings by the Portfolios. These transactions will affect the Underlying Funds, since the Underlying Funds that experience redemptions as a result of the reallocations or rebalancings may have to sell portfolio securities and the Underlying Funds that receive additional cash will have to invest such cash. While it is impossible to predict the overall impact of these transactions over time, there could be adverse effects on portfolio management to the extent that the Underlying Funds may be required to sell securities or invest cash at times when they would not otherwise do so. These transactions could also have tax consequences if sales of securities resulted in gains and could also increase transaction costs. The Advisor is committed to minimizing such impact on the Funds to the extent it is consistent with pursuing the investment objectives of the Portfolios. The Advisor may nevertheless face conflicts in fulfilling its responsibilities. The Advisor will, at all times, monitor the impact on the Funds of transactions by the Portfolios.

10. SUBSEQUENT EVENT

Trustees unanimously approved a reorganization of the Trust from a Massachusetts business trust to a Massachusetts limited liability company at their March 9, 1999 meeting. Trustees also recommended that shareholders approve the reorganization at a special shareholder meeting scheduled for June 23, 1999. Should shareholders approve, it is anticipated that the reorganization will occur on or about July 16, 1999.

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[graphic omitted]

This Semi-Annual Report is published for the general information of the shareholders of the WM Group of Funds. It is authorized for distribution to prospective investors only when preceded or accompanied by a current WM Group of Funds prospectus. A mutual fund's share price and investment return will vary with market conditions, and the principal value of an investment when you sell your shares may be more or less than the original cost.

The WM Group of Funds are not insured by the FDIC. They are not deposits or obligations of, nor are they guaranteed by, any bank. These securities are subject to investment risk, including possible loss of principal amount invested.

Distributed by WM Funds Distributor, Inc.

Member NASD

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